                                                                   EXHIBIT 10.23


RECORDING REQUESTED BY:

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

WHEN RECORDED MAIL TO:

SONNENSCHEIN NATH & ROSENTHAL
8000 SEARS TOWER
CHICAGO, ILLINOIS  60606
ATTENTION:  SCOTT A.  LINDQUIST, ESQ.


--------------------------------------------------------------------------------

                                                              LOAN NO: 6-103-269
                                                              Property: ________



                     FELCOR/CSS HOLDINGS, L.P., AS MORTGAGOR
                                   (BORROWER)

                                       TO

            THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, AS MORTGAGEE
                                    (LENDER)

                               ------------------

                          MORTGAGE, SECURITY AGREEMENT
                               AND FIXTURE FILING

                               ------------------








                          DATED: AS OF _________, 1999

                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I  ADDITIONAL DEFINITIONS.................................................................................2

ARTICLE II  GRANT.................................................................................................2
   2.1   Grant....................................................................................................2
   2.2   Assignment of Leases and Rents...........................................................................3
   2.3   Release..................................................................................................3

ARTICLE III  OBLIGATIONS..........................................................................................4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES........................................................................4
   4.1   Title, Legal Status and Authority........................................................................4
   4.2   Validity of Loan.........................................................................................4
   4.3   Litigation...............................................................................................5
   4.4   Status of Property.......................................................................................5
   4.5   Tax Status of Borrower...................................................................................6
   4.6   Bankruptcy and Equivalent Value..........................................................................6
   4.7   Disclosure...............................................................................................6
   4.8   Illegal Activity.........................................................................................6
   4.9   Primary Lease............................................................................................6

ARTICLE V  COVENANTS AND AGREEMENTS...............................................................................6
   5.1   Payment of Obligations...................................................................................6
   5.2   Continuation of Existence................................................................................7
   5.3   Taxes and Other Charges..................................................................................7
   5.4   Defense of Title, Litigation, and Rights under Loan Documents............................................8
   5.5   Operation and Maintenance of Property....................................................................8
   5.6   Insurance...............................................................................................10
   5.7   Damage and Destruction of Property......................................................................11
   5.8   Condemnation............................................................................................13
   5.9   Liens and Liabilities...................................................................................15
   5.10     Tax and Insurance Deposits...........................................................................15
   5.11     ERISA................................................................................................16
   5.12     Environmental Representations, Warranties, and Covenants.............................................16
   5.13     Electronic Payments..................................................................................18
   5.14     Inspection...........................................................................................18
   5.15     Records, Reports, and Audits.........................................................................18
   5.16     Borrower's Certificates..............................................................................19
   5.17     Full Performance Required; Survival of Warranties....................................................20
   5.18     Leasing Restrictions.................................................................................20
   5.19     Management Agreement and License Agreement Restrictions..............................................21
   5.20     Additional Security..................................................................................22
   5.21     Further Acts.........................................................................................22

ARTICLE VI  ADDITIONAL ADVANCES: EXPENSES; SUBROGATION...........................................................22
   6.1   Expenses and Advances...................................................................................22
   6.2   Subrogation.............................................................................................23

ARTICLE VII  SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY......................................................23
   7.1   General Restrictions....................................................................................23
   7.2   Provisions for Merger of FelCor or FelCor REIT:.........................................................23
   7.3   Provisions on Sale of Lessee:...........................................................................24

ARTICLE VIII  DEFAULTS AND REMEDIES..............................................................................25
   8.1   Events of Default.......................................................................................25
   8.2   Remedies................................................................................................27
   8.3   Expenses................................................................................................29
   8.4   Rights Pertaining to Sales..............................................................................29
   8.5   Application of Proceeds.................................................................................30
   8.6   Additional Provisions as to Remedies....................................................................30
   8.7   Waiver of Rights and Defenses...........................................................................32

ARTICLE IX  SECURITY AGREEMENT AND FIXTURE FILING................................................................33
   9.1   Security Agreement......................................................................................33
   9.2   Fixture Filing..........................................................................................33

ARTICLE X  LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES......................................................33
   10.1     Limited Recourse Liability...........................................................................33
   10.2     General Indemnity....................................................................................36
   10.3     Transaction Taxes Indemnity..........................................................................37
   10.4     ERISA Indemnity......................................................................................37
   10.5     Broker Indemnity.....................................................................................37
   10.6     Environmental Indemnity..............................................................................37
   10.7     Duty to Defend, Costs and Expenses...................................................................37
   10.8     Recourse Obligation and Survival.....................................................................38

ARTICLE XI  ADDITIONAL PROVISIONS................................................................................38
   11.1     Usury Savings Clause.................................................................................38
   11.2     Notices:.............................................................................................38
   11.3     Sole Discretion of Lender............................................................................39
   11.4     Applicable Law and Submission to Jurisdiction........................................................40
   11.5     Construction of Provisions...........................................................................40
   11.6     Transfer of Loan.....................................................................................40
   11.7     Miscellaneous........................................................................................42
   11.8     Entire Agreement.....................................................................................42
   11.9     WAIVER OF TRIAL BY JURY..............................................................................42

ARTICLE XII  LOCAL LAW PROVISIONS................................................................................42

ATTACHMENTS:

Exhibit A - Schedule of Defined Terms
Exhibit B - Legal Description of Land
Exhibit C - Description of Personal Property Security
Exhibit D - Other Hotel Properties

                                   DEFINITIONS

         The terms set forth below are defined in the following sections of this Mortgage, Security Agreement and Fixture Filing:

         Action                                                         Section 11.4
         Additional Funds                                               Section 5.7(c)
         Affecting the Property                                         Section 5.12(a)
         Amount Realized Upon Foreclosure                               Section 8.6(c)
         Assessments                                                    Section 5.3(a)
         Assignment of Leases and Rents                                 Section 2.2
         Award                                                          Section 5.8(b)
         Bankruptcy Code                                                Section 2.1(i)
         Borrower                                                       Preamble
         Costs                                                          Section 6.1
         Damage                                                         Section 5.7(a)
         Deposits                                                       Section 5.10
         Environmental Indemnity                                        Section 10.6
         Environmental Liens                                            Section 5.12(b)
         Environmental Report                                           Section 5.12(a)
         ERISA                                                          Section 5.11
         ERISA Certificate and Indemnification Agreement                Section 10.4
         Event of Default                                               Section 8.1
         Exculpated Parties                                             10.1(a)
         Flood Acts                                                     Section 4.4(a)
         GAAP                                                           Section 5.15(a)
         Grace Period                                                   Section 8.1(b)
         Impositions                                                    Section 5.10
         Improvements                                                   Section 2.1(b)
         Indemnified Parties                                            Section 10.2
         Instrument                                                     Preamble
         Insurance Premiums                                             Section 5.10
         Investor                                                       Section 11.6
         Land                                                           Section 2.1(a)
         Laws                                                           Section 5.5(c)
         Leases                                                         Section 2.1(i)
         Lender                                                         Preamble
         Lessee Personal Property                                       Section 2.1
         Liens                                                          Section 5.9
         Loan                                                           Recitals
         Losses                                                         Section 10.2
         Net Proceeds                                                   Section 5.7(d)
         Non-Material Leases                                            Section 5.18
         Note                                                           Recitals
         Notice                                                         Section 11.2

         Obligations                                                    Section 3
         Partial Foreclosure                                            Section 8.6(a)
         Person                                                         Section 11.5(i)
         Personal Property                                              Section 2.1(f)
         Property                                                       Section 2.1
         Property State                                                 Section 4.1
         Rating Agency                                                  Section 5.6(c)
         Rent Loss Proceeds                                             Section 5.7(c)
         Rents                                                          Section 2.1(j)
         Restoration                                                    Section 5.7(a)
         Successor Entity                                               Section 7.2
         Successor Lessee                                               Section 7.3
         Taking                                                         Section 5.8(a)
         Transaction Taxes                                              Section 5.3(c)
         UCC                                                            Section 4.2
         Violation                                                      Section 5.11

                 MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING


         THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this "INSTRUMENT") is made as of the ___ day of _________, 1999, by FELCOR/CSS HOLDINGS, L.P., a Delaware limited partnership, having its principal office and place of business at c/o FelCor Lodging Limited Partnership, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062-3933, as mortgagor ("BORROWER"), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at Two Ravinia Drive, Suite 1400, Atlanta, Georgia 30346, as mortgagee ("LENDER").

                                R E C I T A L S:

         A. Borrower has delivered to Lender a promissory note of even date herewith (the "NOTE") evidencing a loan to be made by Lender to Borrower in the principal amount of One Hundred Million Dollars ($100,000,000.00) (the "LOAN"). The Loan is made pursuant to that certain First Mortgage Loan Application No. 6-103-269 dated February 22, 1999 (the "APPLICATION").

         B. The Note evidences a Loan requested by Borrower, and which Lender has agreed to make, on the understanding and condition that the indebtedness evidenced by the Note and all of the other obligations of Borrower under all of the Loan Documents (as hereinafter defined) are to be secured by, among other things, a portfolio of hotel properties, which includes (i) the Property (as hereinafter defined) encumbered by this Instrument, and (ii) the other properties identified in Exhibit D attached hereto (upon which Borrower is executing and delivering concurrently herewith mortgage instruments similar to this Instrument) (the Property and the other hotel properties listed in Exhibit D are collectively referred to as the "HOTEL PROPERTIES").

         C. The Property is subject to the Primary Lease (as hereinafter defined), pursuant to which the Lessee holds a leasehold estate in all of the Land and Improvements and operates the Property (pursuant to the Management Agreement and License Agreement) as an "Embassy Suites Hotel" (all of the foregoing defined terms having the definitions set forth in Exhibit A attached hereto). The Lessee owns certain of the Personal Property, Leases, Rents, and other Property that is the subject of this Instrument.

         D. It is intended that the indebtedness evidenced by the Note and all of the other obligations of Borrower under all of the Loan Documents are not to be apportioned among any of the Hotel Properties, or any of the security of the mortgages thereon, so that each of the Hotel Properties and each and every lien, assignment and security interest thereon is intended to secure the entire amount of such indebtedness and obligations.

         E. The execution and delivery of this Instrument by Borrower is required by the Application as a condition to Borrower's receipt of proceeds of the Loan.

         IN CONSIDERATION of the principal sum of the Note, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Borrower irrevocably agrees as follows:

                                   ARTICLE I
                             ADDITIONAL DEFINITIONS

         Initially capitalized terms used in this Instrument and not otherwise defined in the body of this Instrument shall have the meanings specified in the Schedule of Defined Terms attached hereto as Exhibit A.

                                   ARTICLE II
                                      GRANT

         2.1 GRANT. For valuable consideration, Borrower hereby grants, bargains, sells, assigns, transfers, pledges, mortgages, warrants, and conveys to Lender, and grants Lender a security interest in, the following property, rights, interests and estates now or hereafter owned by Borrower (collectively, the "PROPERTY"), it being expressly provided that certain of the Personal Property, Leases, Rents, and other Property described in paragraphs (e) through
(j) below is presently owned or held by Lessee (collectively, the "LESSEE PERSONAL Property") pursuant to the Primary Lease, rather than Borrower:

                  (a) All that certain real property in _______ County, _______ described in Exhibit B attached hereto (the "LAND");

                  (b) All buildings, structures, parking facilities and other improvements (including fixtures) now or later located in or on the Land (the "IMPROVEMENTS");

                  (c) All easements, estates, and real property interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other similar rights owned by Borrower and relating to or usable in connection with or access to the Property;

                  (d) All right, title, and interest owned by Borrower in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

                  (e) All right, title, and interest of Borrower in, to, and under all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, or operation of the Property;

                  (f) All furniture, furnishings, fixtures, inventory and equipment located on or used in connection with the Property, including the fixtures and personal property, contractual rights, rights to payment or recovery, books and records, permits and licenses, plans and manuals, funds in accounts held by or for the benefit of Borrower, and all other intangible personal property required or used in the operation of the Property and owned by Borrower, and expressly including the property described in Exhibit C and replacements thereof (collectively, the "PERSONAL PROPERTY");

                  (g) All of Borrower's right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (i) insurance relating to the Property and (ii) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

                  (h) All tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

                  (i) All leasehold estates, ground leases, leases, subleases, occupancy agreements, concessions, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing, including the Primary Lease and any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors (the "BANKRUPTCY CODE"), and all extensions and amendments thereto (collectively, the "LEASES") and all Borrower's right, title and interest under the Leases, including all guaranties thereof; and

                  (j) All rents, deposits, issues, guest receipts, meeting facility revenue, profits, royalties, receivables, use and occupancy charges (including all oil, gas or other mineral royalties and bonuses), income and other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code) and all cash, security deposits, advance rentals, or similar payments relating thereto (collectively, the "RENTS") and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations.

         2.2 ASSIGNMENT OF LEASES AND RENTS. Borrower hereby absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower's right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to the Borrower under that certain Assignment of Leases and Rents made by Borrower to Lender dated the same date as this Instrument (the "ASSIGNMENT OF LEASES AND RENTS"), which document shall govern and control the provisions of this assignment.

         2.3 RELEASE. If Borrower shall pay and perform the Obligations as provided for in the Loan Documents and shall comply with all the provisions in the Loan Documents, the presents and the estates hereby granted pursuant to this
Article II (except for the obligations of Borrower set forth in this Instrument that expressly survive repayment of the Obligations) shall cease, terminate and be void.

                                  ARTICLE III
                                  OBLIGATIONS

         This Instrument is executed, acknowledged, and delivered by Borrower to secure and enforce the following obligations (collectively, the "OBLIGATIONS"):

                  (a) Payment and performance of all covenants, obligations, agreements, indebtedness and liabilities arising under or in connection with the Note, this Instrument, each of the Other Mortgages and any other Loan Document;

                  (b) All renewals, extensions, amendments, modifications, supplements, consolidations, restatements, and changes of, or substitutions for, all or any part of the items described in item (a) above; and

                  (c) Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Loan Documents including renewals, extensions, and amendments of the Loan Documents.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         4.1 TITLE, LEGAL STATUS AND AUTHORITY. Borrower (i) is seized of the Land and Improvements in fee simple and has good and marketable title to the Property (other than the Lessee Personal Property), free and clear of all liens, charges, encumbrances, and security interests, except the Permitted Encumbrances; (ii) will forever warrant and defend title to the Property and the validity, enforceability, and priority of the lien and security interest created by this Instrument against the claims of all persons; (iii) is a limited partnership duly organized, validly existing, and in good standing and qualified to transact business under the laws of its state of organization and the state where the Property is located ("PROPERTY STATE"); and (iv) has all necessary approvals, governmental and otherwise, and full power and authority to own its properties (including the Property) and carry on its business.

         4.2 VALIDITY OF LOAN. The execution, delivery and performance of the Loan Documents by Borrower and the borrowing evidenced by the Note (i) are within the power of Borrower; (ii) have been authorized by all requisite action;
(iii) have received all necessary approvals and consents; (iv) will not violate, conflict with, breach, or constitute (with notice or lapse of time, or both) a default under (A) any law, order or judgment of any court or governmental authority applicable to Borrower, or the governing instrument of Borrower or (B) any indenture, agreement, or other instrument to which Borrower is a party or by which Borrower or any of its property is bound or affected; (v) will not result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties or assets except for those in this Instrument and those created by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this Instrument, the Assignment of Leases and Rents and the UCC-1 Financing Statement under the Uniform Commercial Code as enacted in the state in which the Property is located (the "UCC")). The Loan Documents executed by Borrower constitute legal, valid, and binding obligations of Borrower.

         4.3 LITIGATION. There is no action, suit, or proceeding, judicial, administrative, or otherwise (including any condemnation or similar proceeding), pending or, to the best knowledge of Borrower, threatened or contemplated against, or affecting, Borrower or the Property which would have a material adverse affect on either the Property or Borrower's ability to perform the Obligations.

         4.4 STATUS OF PROPERTY.

                  (a) The Land and Improvements are not located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each has been or may be amended, or any successor law (collectively, the "FLOOD ACTS") or, if located within any such area, Borrower has and will maintain the insurance prescribed in Section 5.6(a)(iii) below.

                  (b) Borrower or Lessee, as the case may be, has all necessary
         (i) certificates, licenses, and other approvals, governmental and otherwise, for the operation of the Property and the conduct of its business and (ii) zoning, building code, land use, environmental and other similar permits or approvals, all of which are currently in full force and effect and not subject to revocation, suspension, forfeiture, or modification. The Property and its use and occupancy is in full compliance with all Laws and Borrower has not received any notice of any violation or potential violation of the Laws which has not been remedied or satisfied.

                  (c) The Property is served by all utilities (including water and sewer) required for its use.

                  (d) All public roads and streets necessary to serve the Property for its use have been completed, are serviceable, are legally open, and have been dedicated to and accepted by the appropriate governmental entities.

                  (e) The Property is free from damage caused by fire or other casualty.

                  (f) All costs and expenses for labor, materials, supplies, and equipment used in the construction of the Improvements have been paid in full except for the Permitted Encumbrances.

                  (g) Except for property owned by (i) Lessee, (ii) tenants under the Leases, and (iii) the Manager, lessors under equipment leases or vendors under service contracts affecting the Property as more particularly described in the Certificate of Representations and Warranties, Borrower owns and has paid in full for all tangible PERSONAL Property used in connection with the operation of the Property, free of all security interests, liens, or encumbrances except the Permitted Encumbrances and those created by this Instrument.

                  (h) The Property is assessed for real estate tax purposes as one or more wholly independent tax lot(s), separate from any adjoining land or improvements and no other land or improvements is assessed and taxed together with the Property.

         4.5 TAX STATUS OF BORROWER. Borrower is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. FelCor REIT qualifies as a "real estate investment trust" as such term is used in the Internal Revenue Code of 1986, as amended (the "IRC"), and the regulations thereunder, and none of FelCor, Borrower or Borrower's General Partner is subject to separate taxation under the IRC.

         4.6 BANKRUPTCY AND EQUIVALENT VALUE. No bankruptcy, reorganization, insolvency, liquidation, or other proceeding for the relief of debtors has been instituted by or against Borrower, the General Partner of Borrower or FelCor. Borrower has received reasonably equivalent value for granting this Instrument.

         4.7 DISCLOSURE. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. There has been no adverse change in any condition, fact, circumstance, or event that would make any such information materially inaccurate, incomplete or otherwise misleading.

         4.8 ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower's knowledge, there are no illegal activities at or on the Property.

         4.9 PRIMARY LEASE. The Primary Lease is in full force and effect; no default by Borrower has occurred under the Primary Lease; and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default by Borrower or, to Borrower's knowledge, by Lessee under the terms of the Primary Lease. Borrower's interest in the Property is assignable to Lender without the consent of, or notice to, Lessee.

                                   ARTICLE V
                            COVENANTS AND AGREEMENTS

         Borrower covenants and agrees with Lender as follows:

         5.1 PAYMENT OF OBLIGATIONS. Borrower shall timely pay and perform the Obligations.

         5.2 CONTINUATION OF EXISTENCE. Borrower shall not (and Lessee, by its joinder to this Instrument, agrees not to) (a) dissolve, terminate, or otherwise dispose of, directly, indirectly or by operation of law, all or substantially all of its assets; (b) reorganize or change its legal structure without Lender's prior written consent; (c) change its name, address, or the name under which it conducts its business without promptly notifying Lender; or
(d) do anything to cause the representations in Section 4.2 to become untrue.

         5.3 TAXES AND OTHER CHARGES.

                  (a) PAYMENT OF ASSESSMENTS. Borrower shall (except to the extent Lessee is required to do so under the Primary Lease, in which case Borrower shall cause Lessee to) pay when due all taxes, liens, assessments, utility charges (public or private and including sewer fees), ground rents, maintenance charges, dues, fines, impositions, and public and other charges of any character (including penalties and interest) assessed against, or which could become a lien against, the Property ("ASSESSMENTS") ten (10) days prior to the date any fine, penalty, interest or charge for nonpayment may be imposed. Unless Borrower is making deposits per Section 5.10, Borrower shall provide Lender with receipts evidencing such payments (except for income taxes, franchise taxes, ground rents, maintenance charges, and utility charges) within thirty (30) days after their due date. Lender may retain at its sole cost and expense a firm to monitor payment of Assessments by Borrower or Lessee.

                  (b) RIGHT TO CONTEST. So long as no Event of Default (defined below) is continuing, Borrower or Lessee (if permitted under the Primary Lease) may, prior to delinquency and at its sole expense, contest any Assessment, but this shall not change or extend Borrower's obligation to pay the Assessment as required above unless (i) Borrower or Lessee, as the case may be, gives Lender prior written notice of its intent to contest an Assessment; (ii) Borrower or Lessee, as the case may be, demonstrates to Lender's reasonable satisfaction that (A) the Property will not be sold to satisfy the Assessment prior to the final determination of the legal proceedings, (B) Borrower or Lessee, as the case may be, has taken such actions as are required or permitted to accomplish a stay of any such sale, or (C) Borrower or Lessee, as the case may be, has furnished a bond or surety (satisfactory to Lender in form and amount) sufficient to prevent a sale of the Property; (iii) at Lender's option, Borrower or Lessee, as the case may be, has deposited the full amount necessary to pay any unpaid portion of the Assessments with Lender; and (iv) such proceeding shall be permitted under any other instrument to which Borrower, Lessee or the Property is subject (whether superior or inferior to this Instrument); provided, however, that the foregoing shall not apply to the contesting of any income taxes, franchise taxes, ground rents, maintenance charges, and utility charges.

                  (c) DOCUMENTARY STAMPS AND OTHER CHARGES. Borrower shall pay all taxes, assessments, charges, expenses, costs and fees (including registration and recording fees and revenue, mortgage, transfer, stamp, intangible, indebtedness and any similar taxes) (collectively, the "TRANSACTION TAXES") required in connection with the making and/or recording of the Loan Documents. If Borrower fails to pay the Transaction Taxes after demand, Lender may (but is not obligated to) pay these and Borrower shall reimburse

         Lender on demand for any amount so paid with interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

                  (d) CHANGES IN LAWS REGARDING TAXATION. If any law (i) taxes mortgages or debts secured by mortgages for federal, state or local purposes or changes the manner of the collection of any such existing taxes, and/or (ii) imposes a tax, either directly or indirectly, on any of the Loan Documents or the Obligations, Borrower shall, if permitted by law, pay such tax within the statutory period or within twenty (20) days after demand by Lender, whichever is less; provided, however, that if, in the opinion of Lender, Borrower is not permitted by law to pay such taxes, Lender shall have the option to declare the Obligations immediately due and payable (without any Prepayment Premium) upon sixty
         (60) days' notice to Borrower.

         5.4 DEFENSE OF TITLE, LITIGATION, AND RIGHTS UNDER LOAN DOCUMENTS. Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) forever warrant, defend and preserve title to the Property, the validity, enforceability and priority of this Instrument and the lien or security interest created thereby, and any rights of Lender under the Loan Documents against the claims of all persons, and shall promptly notify Lender of any such claims. If at any time in Lender's good faith judgment it believes it necessary in order to protect its interests hereunder, Lender (whether or not named as a party to such proceedings) is authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such proceeding or the protection of the lien, security interest, validity, enforceability, or priority of this Instrument, title to the Property, or any rights of Lender under the Loan Documents, including the employment of counsel, the prosecution and/or defense of litigation, the compromise, release, or discharge of such adverse claims, the purchase of any tax title, the removal of such any liens and security interests, and any other actions Lender deems necessary to protect its interests. Borrower hereby (and Lessee, by its joinder to this Instrument, thereby) authorizes Lender to take any actions required to be taken by Borrower or Lessee which Lender so determines in good faith to be necessary to protect its interests hereunder, or permitted to be taken by Lender, in the Loan Documents in the name and on behalf of Borrower or Lessee. Borrower shall reimburse Lender on demand for all expenses (including attorneys' fees) incurred by it in connection with the foregoing and Lender's exercise of its rights under the Loan Documents. All such expenses of Lender, until reimbursed by Borrower, shall be part of the Obligations, bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, and shall be secured by this Instrument.

         5.5 OPERATION AND MAINTENANCE OF PROPERTY.

                  (a) REPAIR AND MAINTENANCE. Borrower will (and Lessee, by its joinder to this Instrument, agrees to) (i) operate and maintain the Property in good order, repair, and operating condition, (ii) promptly make all necessary repairs, replacements, additions, and improvements necessary to ensure that the Property shall not in any way be diminished or impaired, (iii) not cause or allow any of the Property to be misused, wasted, or to deteriorate and Borrower will not abandon the Property. No new building, structure, or other improvement shall be constructed on the Land nor shall any material part of the

         Improvements be removed, demolished, or structurally or materially altered, without Lender's prior written consent.

                  (b) REPLACEMENT OF PROPERTY. Borrower (and Lessee, by its joinder to this Instrument, agrees to) (i) keep the Property fully equipped and will replace all worn out or obsolete Property with new fixtures or Property of comparable quality and function, (ii) not, without Lender's prior written consent, dispose of, pledge, convey or assign any Personal Property (other than sales of items normally held for sale in the ordinary course of business), unless the same is replaced by Borrower or Lessee with a new, comparable article (A) owned by Borrower or Lessee free and clear of any lien or security interest (other than the Permitted Encumbrances and those created by this Instrument) or (B) leased by Borrower or Lessee (x) with Lender's prior written consent or (y) if the replaced Property was leased at the time of execution of this Instrument. Notwithstanding anything to the contrary contained herein, provided no Event of Default exists, Borrower or Lessee may enter into leases for items of tangible Personal Property to be used at the Property, provided that (i) the aggregate value of such Personal Property leased under all such leases (as reflected in such leases and as the same reduces from time to time as the result of payments made under such leases) does not exceed $350,000.00 at any time, and (ii) Borrower or Lessee, as the case may be, shall deliver to Lender an agreement substantially in the form of Exhibit E attached hereto fully executed by each lessor thereunder.

                  (c) COMPLIANCE WITH LAWS. Borrower, Lessee and the Property shall be maintained, used, and operated in compliance with all of the following: (i) present and future laws, Environmental Laws, ordinances, regulations, and requirements (including zoning and building codes) of any governmental or quasi-governmental authority or agency applicable to Borrower or the Property (collectively, the "LAWS"); (ii) orders, rules, and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization, or other body exercising similar functions; (iii) duties or obligations of any kind imposed under any Permitted Encumbrance or by law, covenant, condition, agreement, or easement, public or private; and (iv) policies of insurance at any time in force with respect to the Property. If proceedings are initiated or Borrower receives notice that it, Lessee or the Property is not in compliance with any of the foregoing, Borrower will promptly send Lender notice and a copy of the proceeding or violation notice. If the Property is not in compliance with all Laws, Lender may impose additional requirements upon Borrower including monetary reserves or financial equivalents.

                  (d) ZONING AND TITLE MATTERS. Borrower shall not (and Lessee, by its joinder to this Instrument, agrees not to), without Lender's prior written consent, (i) initiate or support any zoning reclassification of the Property or variance under existing zoning ordinances; (ii) modify or supplement any of the Permitted Encumbrances; (iii) impose any restrictive covenants or encumbrances upon the Property; (iv) execute or file any subdivision plat affecting the Property; (v) consent to the annexation of the Property to any municipality; (vi) permit the Property to be used by the public or any person in a way that might make a claim of adverse possession or any implied dedication or easement possible; (vii) cause or permit the Property to become a non-conforming use under zoning ordinances or any present or future non-conforming use of the Property to be discontinued; or (viii) fail to comply with the terms of the Permitted Encumbrances.


         5.6 INSURANCE.

                  (a) CASUALTY INSURANCE. Borrower shall keep the Property insured for the benefit of Lender (i) by an "All Risk of Physical Loss" policy or the broadest form of extended coverage endorsement in an amount sufficient to prevent Lender from ever becoming a co-insurer under the policy or Laws, but in no event less than the lesser of (A) the Obligations or (B) the Full Insurable Value of the Property, subject to verification by Lender and with a deductible not to exceed Twenty-Five Thousand Dollars ($25,000.00); (ii) by rent, business interruption, and/or use and occupancy insurance in an amount equal to one (1) year's total income from the Property including all Rent and other income; (iii) against damage by flood if the Property is located in an area identified by the Secretary of Housing and Urban Development, or any successor, as an area having special flood hazards and in which flood insurance has been made available under the Flood Acts in an amount equal to the lesser of (1) the original amount of the Note or (2) the maximum limit of coverage available for the Property under the Flood Acts; (iv) against damage or loss from (1) sprinkler system leakage and (2) boilers, boiler tanks, heating and air-conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, in the amount required by Lender; and (v) during the period of any construction, repair, restoration, or replacement of the Property, by a standard builder's risk policy with extended coverage in an amount at least equal to the Full Insurable Value of such Property, and worker's compensation, in statutory amounts.

                  (b) LIABILITY AND OTHER INSURANCE. Borrower or Lessee (to the extent Lessee is required to maintain such type of insurance pursuant to the Primary Lease) Lessee shall maintain comprehensive general liability insurance on an occurrence basis covering Borrower, Lessee, and Lender, as an additional insured, against claims for bodily injury or death or property damage occurring in, upon, or about the Property or any street, drive, sidewalk, curb, or passageway adjacent thereto, in the amount of $1,000,000.00 combined single limit per occurrence primary coverage, with umbrella/excess coverage of not less than $10,000,000.00, which insurance shall include operations and blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Article X below (but such coverage or the amount thereof shall in no way limit such indemnifications). Upon request by Lender, Borrower or (to the extent Lessee is required to maintain such type of insurance pursuant to the Primary Lease) Lessee shall maintain insurance or carry additional amounts of insurance covering Borrower or the Property as Lender shall reasonably require including against war risks.

                  (c) FORM OF POLICY. All insurance required under this Section shall be fully paid for, non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Lender shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the Property State, approved by Lender, and having (i) an investment grade rating or claims paying ability assigned by one or more credit rating agencies approved by Lender (a "RATING AGENCY") and (ii) a general policy rating of B+ XII or better by A.M. Best Company, Inc. (or if a rating of A.M. Best Company, Inc. is no longer available, a similar rating from a similar or successor service). In addition, all policies shall (x) include a standard mortgagee clause, without contribution, in the name of Lender and (y) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) without at least thirty (30) days' prior notice to Lender.

                  (d) ORIGINAL POLICIES. Borrower or Lessee, as the case may be, shall deliver to Lender (i) duplicate original or certified copies of all policies (and renewals) required under this Section and (ii) receipts evidencing payment of all premiums on such policies at least thirty (30) days prior to their expiration. If original and renewal policies are unavailable or if coverage is under a blanket policy, Borrower or Lessee, as the case may be, shall deliver duplicate originals, or, if unavailable, original certificates evidencing that such policies are in full force and effect together with certified copies of the original policies.

                  (e) GENERAL PROVISIONS. Borrower or Lessee, as the case may be, shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Lender as per this Section and approved by Lender in all respects. In the event of foreclosure of this Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Obligations, all right, title, and interest of Borrower or Lessee, as the case may be, in and to all policies of insurance then in force regarding the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Lender of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Lender as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower and Lessee shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by an insurance requirement or would invalidate the insurance coverage on the Property.

         5.7 DAMAGE AND DESTRUCTION OF PROPERTY.

                  (a) BORROWER'S OBLIGATIONS. If any damage to, loss, or destruction of the Property occurs (any "DAMAGE"), (i) Borrower shall promptly notify Lender and take all necessary steps to preserve any undamaged part of the Property and (ii) if the insurance proceeds are made available for Restoration (but regardless of whether any proceeds are sufficient for Restoration), Borrower shall promptly commence and diligently pursue to completion (and Lessee, by its joinder to this Instrument, agrees to cooperate and/or participate in, as necessary) the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage or a Taking (defined below) in accordance with plans and specifications approved by Lender

         ("RESTORATION"). Borrower shall comply with other reasonable requirements established by Lender to preserve the security under this Instrument.

                  (b) LENDER'S RIGHTS. If any Damage occurs and some or all of it is covered by insurance, then (i) Lender may, but is not obligated to, make proof of loss if not made promptly by Borrower, and Lender is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage if not promptly settled by Borrower (with the prior, written consent of Lender, which consent shall not be unreasonably withheld) or at any time if an Event of Default shall have occurred; (ii) each insurance company concerned is authorized and directed to make payment directly to Lender for the Damage; and (iii) Lender may apply the insurance proceeds in any order it determines (1) to reimburse Lender for all Costs (defined below) related to collection of the proceeds and (2) subject to Section 5.7(c) and at Lender's option, to (A) payment (without any Prepayment Premium) of all or part of the Obligations, whether or not then due and payable, in the order determined by Lender (provided that if any Obligations remain outstanding after this payment, the unpaid Obligations shall continue in full force and effect and Borrower shall not be excused in the payment thereof); (B) the cure of any default under the Loan Documents; or (C) the Restoration. Any insurance proceeds held by Lender shall be held without the payment of interest thereon. If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the proceeds to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the insurance proceeds paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

                  (c) APPLICATION OF PROCEEDS TO RESTORATION. Lender shall make the Net Proceeds (defined below) available to Borrower for Restoration if: (i) there shall then be no Event of Default; (ii) Lender shall be satisfied that (A) Restoration can and will be completed within one (1) year after the Damage occurs and at least one (1) year prior to the maturity of the Note, (B) each of the Primary Lease, the Management Agreement and the License Agreement (or replacements thereof entered into in accordance with the terms of Section 8 of the Loan Agreement) shall remain in full force and effect during and after the Restoration, and (C) the tenants under the Major Leases agree in writing to continue their Leases, or Borrower or Lessee shall have entered into replacement Leases acceptable in all respects to Lender for the premises demised under the Major Leases; (iii) Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration; and (iv) in Lender's reasonable judgment, after Restoration has been completed the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents. Notwithstanding any provision of this Instrument to the contrary, Lender shall not be obligated to make any portion of the Net Proceeds available for Restoration unless, at the time of the disbursement request, Lender has determined in its reasonable discretion that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Lender by Borrower ("ADDITIONAL FUNDS") and (z) the aggregate of any loss of rental income insurance proceeds which the carrier has acknowledged to be payable ("RENT LOSS PROCEEDS") and any funds deposited with Lender by Borrower are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents.

                  (d) DISBURSEMENT OF PROCEEDS. If Lender elects or is required to make insurance proceeds available for Restoration, Lender shall, through a disbursement procedure established by Lender, periodically make available to Borrower in installments the net amount of all insurance proceeds received by Lender after deduction of all reasonable costs and expenses incurred by Lender in connection with the collection and disbursement of such proceeds ("NET PROCEEDS") and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Lender's receipt of (i) appropriate lien waivers,
         (ii) a certification of the percentage of Restoration completed by an architect or engineer acceptable to Lender, and (iii) title insurance or similar indemnification reasonably acceptable to Lender against materialmen's and mechanic's liens. At Lender's election, the disbursement of funds may be handled by a disbursing agent selected by Lender, and such agent's reasonable fees and expenses shall be paid by Borrower. The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loan and Borrower shall execute, deliver, file and/or record, at its expense, such instruments as Lender requires to grant to Lender a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Lender's option, be applied to the Obligations in any order of priority, and any application to principal shall be deemed a voluntary prepayment subject to the Prepayment Premium.

         5.8 CONDEMNATION.

                  (a) BORROWER'S OBLIGATIONS. Borrower will promptly notify Lender of any threatened or instituted proceedings for the condemnation or taking by eminent domain of the Property including any change in any street (whether as to grade, access, or otherwise) (a "TAKING"). Borrower shall, at its expense, (i) diligently prosecute these proceedings, (ii) deliver to Lender copies of all papers served in connection therewith, and (iii) consult and cooperate with Lender in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower or Lessee without Lender's prior written consent. Lender may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver (and cause Lessee to sign and deliver) all instruments requested by Lender to permit this participation.

                  (b) LENDER'S RIGHTS TO PROCEEDS. All condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation ("AWARD") are assigned and shall be paid to Lender. Borrower authorizes Lender to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any judgment, decree, or award. Borrower will sign and deliver all instruments requested by Lender to permit these actions.


                  (c) APPLICATION OF AWARD. Lender shall have the right to apply any Award, subject to Section 5.8(d), as per Section 5.7 for insurance proceeds held by Lender, including the waiver of Prepayment Premium. If Borrower receives any Award, Borrower shall promptly deliver them to Lender. Notwithstanding anything in this Instrument or at law or in equity to the contrary, none of the Award paid to Lender shall be deemed trust funds and Lender may dispose of these proceeds as provided in this Section.

                  (d) APPLICATION OF AWARD TO RESTORATION. With respect to any portion of the Award that is not for loss of value of property, Lender shall permit the application of the Award to Restoration in accordance with the provisions of Section 5.7 if: (i) no more than (A) twenty (20%) of the gross area of the Improvements are affected by the Taking,
         (ii) no portion of the Improvements that are critical for the operation of the Property as a full service hotel are affected by the Taking,
         (iii) no more than ten percent (10%) of the parking spaces are affected by the Taking, (iv) the amount of the loss does not exceed twenty percent (20%) of the original amount of the Note; (v) the Taking does not materially and adversely affect access to the Property from any public right-of-way; (vi) there is no Event of Default at the time of application; (vii) after Restoration, the Property and its use will be in compliance with all Laws; (viii) in Lender's reasonable judgment, Restoration is practical and can be completed within one (1) year after the Taking and at least one (1) year prior to the maturity of the Note; and (ix) each of the Primary Lease, the Management Agreement and the License Agreement (or replacements thereof entered into in accordance with the terms of Section 8 of the Loan Agreement) shall remain in full force and effect during and after the Restoration; (ix) the tenants under the Major Leases agree in writing to continue their Leases, or Borrower or Lessee shall have entered into replacement Leases acceptable in all respects to Lender for the premises demised under the Major Leases; (x) Borrower shall have entered into a general construction contract acceptable in all respects to Lender for Restoration, which contract must include provision for retainage of not less than ten percent (10%) until final completion of the Restoration; and (xi) in Lender's reasonable judgment, after Restoration has been completed the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents. Any portion of the Award that is (i) for loss of value or property or (ii) in excess of the cost of any Restoration permitted above may, in Lender's sole discretion, be applied against the Obligations (without any Prepayment Premium) or paid to Borrower.

                  (e) EFFECT ON THE OBLIGATIONS. Notwithstanding any Taking, Borrower shall continue to pay and perform the Obligations as provided in the Loan Documents. Any reduction in the Obligations due to application of the Award shall take effect only upon Lender's actual receipt and application of the Award to the Obligations. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Lender's actual receipt of the Award, Lender may apply the Award received to the extent of any deficiency upon such sale and Costs incurred by Lender in connection with such sale.

         5.9 LIENS AND LIABILITIES. Borrower shall pay, bond, or otherwise discharge all claims and demands of mechanics, materialman, laborers, and others which, if unpaid, might result in a lien or encumbrance on the Property or the Rents (collectively, "LIENS") and Borrower shall, at its sole expense, do everything necessary to preserve the lien and security interest created by this Instrument and its priority. As to such Liens for which the Lessee is responsible under the Primary Lease, Lessee (by its joinder to this Instrument) agrees to comply with the foregoing provisions with respect to such Liens. Nothing in the Loan Documents shall be deemed or construed as constituting the consent or request by Lender, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration, or repair of the Property. Borrower (and Lessee, by its joinder to this Instrument) further agrees that Lender does not stand in any fiduciary relationship to Borrower or Lessee. Any contributions made, directly or indirectly, to Borrower or Lessee by or on behalf of any of its partners, members, principals or any party related to such parties shall be treated as equity and shall be subordinate and inferior to the rights of Lender under the Loan Documents.

         5.10 TAX AND INSURANCE DEPOSITS. At Lender's option, at any time after
(a) an Event of Default has occurred, or (b) the aggregate Debt Service Coverage Ratio for the Hotel Properties for the immediately preceding twelve (12) month period shall be less than 1.50, Borrower shall make monthly deposits ("DEPOSITS") with Lender equal to one-twelfth (1/12) of the annual Assessments (except for income taxes, franchise taxes, ground rents, maintenance charges and utility charges) and the premiums for insurance required under Section 5.6 (the "INSURANCE PREMIUMS") together with amounts sufficient to pay these items thirty
(30) days before they are due (collectively, the "IMPOSITIONS"). Lender shall estimate the amount of the Deposits until ascertainable. At that time, Borrower shall promptly deposit any deficiency. Borrower shall promptly notify Lender of any changes to the amounts, schedules and instructions for payment of the Impositions. Borrower authorizes Lender or its agent to obtain copies of the bills for Assessments directly from the appropriate tax or governmental authority. All Deposits are pledged to Lender and shall constitute additional security for the Obligations. The Deposits shall be held by Lender without interest (except to the extent required under Laws) and may be commingled with other funds. If (i) there is no Event of Default at the time of payment, (ii) Borrower has delivered bills or invoices to Lender for the Impositions in sufficient time to pay them when due, (iii) the Deposits are sufficient to pay the Impositions or Borrower has deposited the necessary additional amount, then Lender shall pay the Impositions prior to their due date. Any Deposits remaining after payment of the Impositions shall, at Lender's option, be credited against the Deposits required for the following year or paid to Borrower. If an Event of Default occurs, the Deposits may, at Lender's option, be applied to the Obligations in any order of priority, and any application to principal following an Event of Default shall be deemed a voluntary prepayment subject to the Prepayment Premium. Borrower shall not claim any credit against the principal and interest due under the Note for the Deposits unless and until such Deposits are applied by Lender towards the Obligations. Upon an assignment or other transfer of this Instrument, Lender may pay over the Deposits in its possession to the assignee or transferee and then it shall be completely released from all liability with respect to the Deposits. Borrower shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of the Deposits to a new assignee or transferee. Subject to Article VII, a transfer of title to the Land shall automatically transfer to the new owner the beneficial interest in the Deposits. Upon full payment and satisfaction of this Instrument or, at Lender's option, at any prior time, the balance of the Deposits in Lender's possession shall be paid over to the record owner of the Land and no other party shall have any right or claim to the Deposits. Lender may transfer all its duties under this Section to such service or financial institution as Lender may periodically designate and Borrower agrees to make the Deposits to such service or institution. Notwithstanding the foregoing, so long as no Event of Default has occurred, if the Debt Service Coverage Ratio for the Hotel Properties for the immediately preceding twelve (12) month period increases to 2.00 or more at any time subsequent to Lender's requirement that Deposits be made, the requirement for future Deposits shall terminate and all Deposits held by Lender shall be released to Borrower, subject to Lender's right to require further Deposits if at any time thereafter the Debt Service Coverage Ratio shall again be less than 1.50.

         5.11 ERISA. Borrower represents and warrants to Lender that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; (iii) the assets of the Borrower do not constitute "plan assets" of one or more plans within the meaning of 29 C.F.R. Section 2510.3-10 1; and (iv) one or more of the following circumstances is true as to Borrower: (1) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (2) less than twenty-five percent (25%) of all equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (3) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e). Borrower shall deliver to Lender such certifications and/or other evidence periodically requested by Lender, in its sole discretion, to verify these representations and warranties. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause this Instrument or any exercise of Lender's rights under this Instrument to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, a "VIOLATION"), shall be an Event of Default. Notwithstanding anything in the Loan Documents to the contrary, no sale, assignment, or transfer of any direct or indirect right, title, or interest in Borrower or the Property (including creation of a junior lien, encumbrance or leasehold interest) shall be permitted which would, in Lender's opinion, negate the representations in this Section or cause a Violation. At least fifteen (15) days before consummation of any of the foregoing, Borrower shall obtain from the proposed transferee or lienholder (i) a certification to Lender that the representations and warranties of this Section will be true after consummation and (ii) an agreement to comply with this Section.

         5.12 ENVIRONMENTAL REPRESENTATIONS, WARRANTIES, AND COVENANTS.

                  (a) ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, to the best of Borrower's knowledge (after due inquiry and investigation) and additionally based upon the environmental site assessment report of the Property delivered to and approved by Lender in connection with the Loan (the "ENVIRONMENTAL REPORT"), that except as fully disclosed in the Environmental Report:
         (i) there are no

         Hazardous Materials (defined below) or underground storage tanks affecting the Property ("affecting the Property" shall mean "in, on, under, stored, used or migrating to or from the Property") except for
         (A) routine office, cleaning, janitorial and other materials and supplies necessary to operate the Property for its current use and (B) Hazardous Materials that are (1) in compliance with Environmental Laws,
         (2) have all required permits, and (3) are in only the amounts necessary to operate the Property; (ii) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law affecting the Property; (iii) there is no past or present non-compliance with Environmental Laws or with permits issued pursuant thereto; (iv) Borrower does not know of, and has not received, any written or oral notice or communication from any person relating to Hazardous Materials affecting the Property; and (v) Borrower has provided to Lender, in writing, all information relating to environmental conditions affecting the Property known to Borrower or contained in Borrower's files.

                  (b) ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that (and Lessee, by its joinder to this Instrument, covenants and agrees that): (i) all use and operation of the Property shall be in compliance with all Environmental Laws and required permits; (ii) there shall be no Releases of Hazardous Materials affecting the Property except in compliance with Environmental Laws; (iii) there shall be no Hazardous Materials affecting the Property except (A) routine office, cleaning and janitorial supplies, (B) in compliance with all Environmental Laws, (C) in compliance with all required permits, and
         (D)(1) in only the amounts necessary to operate the Property or (2) fully disclosed to and approved by Lender in writing; (iv) Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) keep the Property free and clear of all liens and encumbrances imposed by any Environmental Laws (the "ENVIRONMENTAL LIENS"); (v) Borrower shall (and Lessee, by its joinder to this Instrument, agrees to), at its sole expense, fully and expeditiously cooperate in all activities in Section 5.12(c) including providing all relevant information and making knowledgeable persons available for interviews; (vi) Borrower shall (and Lessee, by its joinder to this Instrument, agrees to), at its sole expense, (A) perform any environmental site assessment or other investigation of environmental conditions at the Property upon Lender's request based on Lender's reasonable belief that the Property is not in compliance with all Environmental Laws, (B) share with Lender the results and reports and Lender and the Indemnified Parties (defined below) shall be entitled to rely on such results and reports, and (C) complete any remediation of Hazardous Materials affecting the Property or other actions required by any Environmental Laws; (vii) Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) prevent any Tenant, the Manager or other user of the Property from violating any Environmental Law; and (viii) Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) immediately notify Lender in writing after it becomes aware of (A) the presence, Release, or threatened Release of Hazardous Materials affecting the Property that might violate any Environmental Laws, (B) any non-compliance of the Property with any Environmental Laws, (C) any actual or potential Environmental Lien, (D) any required or proposed remediation of environmental conditions relating to the Property, and (E) any written or oral communication or notice from any person relating to

         Hazardous Materials. Any failure of Borrower or Lessee to perform its obligations under this Section 5.12 shall constitute waste of the Property.

                  (c) LENDER'S RIGHTS. After reasonable prior notice to Borrower, Lender and any person designated by Lender may enter the Property to assess the environmental condition of the Property and its use including (i) conducting any environmental assessment or audit (the scope of which shall be determined in good faith by Lender) and (ii) taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing at all reasonable times when (A) a default has occurred under the Loan Documents, (B) Lender reasonably believes that a Release that might violate any Environmental Laws has occurred or the Property is not in compliance with all Environmental Laws, or (C) the Loan is being considered for sale. Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) cooperate with and provide access to Lender and such person.

         5.13 ELECTRONIC PAYMENTS. Prior to the occurrence of an Event of Default, Borrower shall make payments due under the Loan Documents by wire transfer to an account specified by Lender from time to time. Following an Event of Default, all payments due under the Loan Documents shall be made by electronic funds transfer from a bank account established and maintained by Borrower for this purpose with a depository satisfactory to Lender in its good faith judgment. Lender hereby approves NationsBank and Chase Manhattan Bank as depositories that may act in this capacity. Borrower shall direct the depository to transmit such payments on or before their respective due dates to an account designated in writing by Lender. Lender shall have the right to require Borrower to select a different depository after thirty (30) days' prior notice. All costs of (i) establishing and maintaining such account and (ii) the electronic funds transfers shall be paid by Borrower.

         5.14 INSPECTION. Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) allow Lender and any person designated by Lender to enter upon the Property and conduct tests or inspect the Property at all reasonable times. Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) assist Lender and such person in effecting said inspection.

         5.15 RECORDS, REPORTS, AND AUDITS.

                  (a) RECORDS AND REPORTS. Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) maintain, in accordance with generally-accepted accounting principles ("GAAP"), complete and accurate books and records with respect to all operations of or transactions involving the Property. Annually, Borrower shall furnish Lender financial statements for the most current fiscal year (including a schedule of all related Obligations and contingent liabilities) for
         (i) Borrower, (ii) the General Partner of Borrower, (iii) FelCor, (iv) the FelCor REIT, and (v) Lessee. On an annual basis, Borrower shall furnish Lender operating statements for the Property including income and expenses (before and after Obligations service), certified by an authorized senior financial officer of Borrower. Annually, Borrower shall furnish Lender (i) copies of paid tax receipts for the Property;
         (ii) a certified rent roll including security deposits held, the expiration of the terms of the Leases, and identification and explanation of any Tenants in default; (iii) a budget showing projected income and expenses (before and after Obligations service) for the next twelve (12) month budget period; (iv) a budget showing projected expenditures for FF&E and other capital items for the next twelve (12) month budget period; and (v) upon Lender's request, (A) evidence of the continuity of FelCor REIT's status as a real estate investment trust and the continued exemption from taxation under the IRC of each of FelCor, Borrower and Borrower's General Partner, (B) the distribution of economic interests in the Property, and (C) copies of any other loan documents affecting the Property.

                  (b) INSPECTION OF REPORTS. All of the reports, statements, and items required under this Section shall be (i) prepared in accordance with GAAP and REASONABLY satisfactory to Lender in form and substance; and (ii) delivered within ninety (90) days after the end of Borrower's fiscal year. The financial statements for Borrower and the General Partner of Borrower shall be certified as being true, correct and accurate by an authorized senior financial official of Borrower. The financial statements for FelCor, the FelCor REIT and Lessee shall be audited by a "Big-Five" accounting firm (or their successors). If any one report, statement, or item is not received by Lender on its due date, a late fee of Five Hundred and No/100 Dollars ($500.00) per month shall be due and payable by Borrower. If any one report, statement, or item is not received within thirty (30) days after written notice from Lender, Lender may immediately declare an Event of Default under the Loan Documents. Borrower shall (i) provide Lender with such additional financial, management, or other information regarding Borrower, the General Partner of Borrower, FelCor, the FelCor REIT or the Property, as Lender may reasonably request and (ii) upon Lender's request, deliver all items required by Section 5.15 in an electronic format (i.e., on computer disks) or by electronic transmission in the form prepared by or for Borrower or the FelCor REIT and in an electronic format accessible to Lender. By its joinder to this Instrument, Lessee agrees to provide Lender with such additional financial management, or other information regarding Lessee or the Property as Lender may reasonably request, in a form and manner that complies with the provisions of this Section.

                  (c) INSPECTION OF RECORDS. Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) allow Lender or any person designated by Lender to examine, audit, and make copies of all such books and records and all supporting data at the place where these items are located at all reasonable times after reasonable advance notice; provided that no notice shall be required after any Event of Default under the Loan Documents. Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) assist Lender in effecting such examination.

         5.16 BORROWER'S CERTIFICATES. Within ten (10) days after Lender's request, Borrower shall furnish a written certification to Lender and any Investors as to (a) the amount of the Obligations outstanding; (b) the interest rate, terms of payment, and maturity date of the Note; (c) the date to which payments have been paid under the Note; (d) whether any offsets or defenses are known by Borrower to exist against the Obligations and a detailed description of any listed; (e) whether the Primary Lease, the Management Agreement and/or the License Agreement are in full force and effect and have not been modified (or if modified, setting forth all modifications); (f) the date to which the Rents under the Primary Lease have been paid; (g) whether, to the best knowledge of Borrower, any defaults exist under the Primary Lease, the Management Agreement and/or the License Agreement and a detailed description of any listed; (h) whether there are any defaults (or events which with the passage of time and/or notice would constitute a default) under the Loan Documents which are known by Borrower and a detailed description of any listed;
(i) whether the Loan Documents are in full force and effect; and (j) any other matters reasonably requested by Lender related to the Primary Lease, the Management Agreement, the License Agreement, the Obligations, the Property, or the Loan Documents.

         5.17 FULL PERFORMANCE REQUIRED; SURVIVAL OF WARRANTIES. All representations and warranties of Borrower in the Application or made in writing in connection with the Loan shall survive the execution and delivery of the Loan Documents and shall remain continuing warranties, and representations of Borrower.

         5.18 LEASING RESTRICTIONS. Neither Borrower nor Lessee shall, without the prior, written consent of Lender, (i) amend or modify the Primary Lease or any other Lease, (ii) extend or renew the Primary Lease or any other Lease (except in accordance with the existing Lease provisions, if any, or in the case of the Primary Lease, the provisions of Section 8 of the Loan Agreement), (iii) terminate or accept the surrender of the Primary Lease or any other Lease (other than a termination of a Primary Lease on account of a material default by Lessee where Borrower timely cures any resulting default under the Loan Documents and enters into a replacement lease in accordance with the provisions of Section 8 of the Loan Agreement), (iv) enter into any new Primary Lease (other than in accordance with Section 8 of the Loan Agreement) or any other Lease, (v) grant any consent or approval required under the Primary Lease or any other Lease that is inconsistent with the terms of the Loan Documents, or (vi) accept any prepayment of rent, termination fee, or any similar payment under any Lease; provided, however, that so long as the aggregate Debt Service Coverage Ratio for all Hotel Properties is at least 1.50, the following provisions shall apply with respect to Leases of restaurant, gift shop, and other commercial spaces and Leases of rooftop space for antennas, relay stations, or other customary purposes:

                  (a) Without Lender's consent or approval, Borrower or Lessee may enter into new Leases on an arms-length basis, with tenants or subtenants whose businesses and operations are consistent with the class and character of the Property, as determined by Borrower or Lessee in its reasonable judgment, provided each such Lease shall meet the following requirements: (i) such Lease shall provide for payment of rent and all other amounts as Borrower or Lessee shall determine, in the exercise of its reasonable judgment, to be in the best interest of the Property taken as a whole (taking into account the type and quality of the tenant, the nature of its business, the length of tenancy and the location and configuration of the space so rented) as of the date such Lease is executed; (ii) such Lease shall have a term that is reasonable in relation to the type of Lease, but not more than (A) a total of ten (10) years (including renewal options) with respect to space leases and (B) a total of 25 years (including renewal options) with respect to rooftop leases (it being agreed that a Lease with one or more cancellation options on the part of the landlord that may be exercised without a substantial penalty or termination payment shall be deemed to have a term that ends on the date the earliest such cancellation option may be exercised); (iii) no such Lease shall require alterations to the Property that are not permitted to be made under the terms of the Loan Documents; and (iv) no such Lease shall include asbestos, environmental, or hazardous substances representations, warranties, or indemnifications, purchase options, rights of first refusal to purchase, or expansion options in favor of tenants or subtenants.

                  (b) Without Lender's consent or approval, Borrower or Lessee may amend, modify, or waive the provisions of any such Lease or terminate, reduce rents under, or shorten the term of any such Lease, provided that such action (taking into account, in the case of a termination, reduction in rent or shortening of term, or any change in the use of the affected space under any such modification or amendment) does not materially adversely affect the value of the Property taken as a whole, in the reasonable judgment of Borrower or Lessee (as applicable), and provided further that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of the Loan Documents.

                  (c) No later than thirty (30) days after Borrower or Lessee executes any such Lease pursuant to the provisions of this Section, Borrower or Lessee shall deliver to Lender (i) a complete copy of such Lease certified as true, correct and complete by an officer of Borrower or Lessee, and (ii) a summary of the rental provisions and other principal terms of such Lease, including (A) the term, (B) renewal or extension options, (C) any cancellation or termination options (other than those customarily provided for casualty and condemnation), (D) any "free" rent or rent abatement provisions, (E) the amount and terms of payment of any tenant allowances, (F) the scope of the Tenant's permitted uses, (G) any exclusive use restrictions, (H) any expansion options or rights of first offer or first refusal on any other space in the Project, and (I) any other provision that (x) departs from Borrower's normal leasing practices and (y) creates material obligations or liabilities on the part of the landlord.

         If the Debt Service Coverage Ratio shall fall below 1.5, but no Event of Default shall have occurred under the Loan Documents, then Borrower or Lessee (as applicable) may enter into Leases that are not Material Leases for commercial spaces and rooftop space for antennas, relay stations, and other customary purposes (collectively, "NON-MATERIAL LEASES"), and may amend, modify, or terminate the same, without the consent or approval of Lender, provided Borrower or Lessee complies with the provisions of paragraphs (a) through (c) above with respect to such Non-Material Leases

         5.19 MANAGEMENT AGREEMENT AND LICENSE AGREEMENT RESTRICTIONS. Neither Borrower nor Lessee shall, without the prior, written consent of Lender, (i) amend or modify the Management Agreement or License Agreement, (ii) extend or renew the Management Agreement or License Agreement (except in accordance with the provisions of Section 8 of the Loan Agreement), (iii) terminate or accept the surrender of the Management Agreement or the License Agreement (other than a termination of the Management Agreement or the License Agreement on account of a material default by the Manager or the Licensor, respectively, where Borrower timely cures any resulting default under the Loan Documents and enters into a replacement agreement in accordance with the provisions of Section 8 of the Loan Agreement), (iv) enter into any new Management Agreement or License Agreement (other than in accordance with Section 8 of the Loan Agreement), or (v) grant any consent or approval required under the Management Agreement or License Agreement that is inconsistent with the terms of the Loan Documents.

         5.20 ADDITIONAL SECURITY. No other security now existing or taken later to secure the Obligations shall be affected by the execution of the Loan Documents and all additional security shall be held as cumulative. The taking of additional security, execution of partial releases, or extension of the time of payment obligations of Borrower shall not diminish the effect and lien of this Instrument and shall not affect the liability or obligations of any maker or guarantor. Neither the acceptance of the Loan Documents nor their enforcement shall prejudice or affect Lender's right to realize upon or enforce any other security now or later held by Lender. Lender may enforce the Loan Documents or any other security in such order and manner as it may determine in its discretion.

         5.21 FURTHER ACTS. Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) take all necessary actions to (i) keep valid and effective the lien and rights of Lender under the Loan Documents and (ii) protect the lawful owner of the Loan Documents. Promptly upon request by Lender and at Borrower's expense, Borrower shall execute additional instruments and take such actions as Lender reasonably believes are necessary or desirable to
(a) maintain or grant Lender a first-priority, perfected lien on the Property,
(b) ensure Lender that Lender will be able to realize on the Property following an Event of Default under the Loan Documents, (c) correct any error or omission in the Loan Documents, and (d) effect the intent of the Loan Documents, including filing/recording the Loan Documents, additional mortgages or deeds of trust, financing statements, and other instruments.

                                   ARTICLE VI
                   ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

         6.1 EXPENSES AND ADVANCES. Borrower shall pay all reasonable appraisal, recording, filing, registration, brokerage, abstract, title insurance (including premiums), UCC search, escrow, attorneys' (but not in-house staff), engineers', environmental engineers', environmental testing, and architects' fees, costs (including travel), expenses, and disbursements incurred by Borrower or Lender in connection with the granting, closing, servicing, and enforcement of (a) the Loan and Documents or (b) attributable to Borrower or Lessee as owners of the Property. The term "COSTS" shall mean any of the foregoing incurred in connection with (a) any default by Borrower or Lessee under the Loan Documents,
(b) the servicing of the Loan, or (c) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender's rights or remedies under the Loan Documents or relating to the Loan or the Obligations. If Borrower or Lessee fails to pay any amounts or perform any actions required under the Loan Documents, Lender may (but shall not be obligated to) advance sums to pay such amounts or perform such actions. Borrower (and, by its subordination to this Instrument, Lessee) grants to Lender the right to enter upon and take possession of the Property to prevent or remedy any such failure and the right to take such actions in Borrower's or Lessee's name. No advance or performance shall be deemed to have cured a default by Borrower or Lessee. All (a) sums advanced by or payable to Lender per this Section or under applicable Laws, (b) except as expressly provided in the Loan Documents, payments due under the Loan Documents which are not paid in full when due, and (c) all Costs, shall: (i) be deemed demand obligations, (ii) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid on demand, (iii) be part of, together with such interest, the Obligations , and (iv) be secured by the Loan Documents. Lender, upon making any such advance, shall also be subrogated to rights of the person receiving such advance.

         6.2 SUBROGATION. If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these rights, claims, liens, titles and interests are not waived but rather shall (i) continue in full force and effect in favor of Lender and (ii) are merged with the lien and security interest created by the Loan Documents as cumulative security for the payment and performance of the Obligations.

                                  ARTICLE VII
                 SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY

         7.1 GENERAL RESTRICTIONS. It shall be an Event of Default and, at the sole option of Lender, Lender may accelerate the Obligations and the entire Obligations (including any Prepayment Premium) shall become immediately due and payable, if either Borrower or Lessee shall cause, permit, or suffer any Transfer of the Property or any portion thereof, or any Indirect Transfer other than a Permitted Indirect Transfer, without the prior written consent of Lender (which consent may be given or withheld for any reason, or for no reason, or given conditionally, in Lender's sole discretion); provided, however, that Borrower and Lessee shall be permitted to make those Transfers provided for under Sections 4, 5, and 6 of the Loan Agreement (subject to satisfaction of the terms of the Loan Agreement).

         7.2 PROVISIONS FOR MERGER OF FELCOR OR FELCOR REIT. In the event of a Transfer in the nature of a merger, tender offer, or similar transaction in which FelCor or the FelCor REIT, or all or substantially all of assets of either of them, are merged into, acquired by, or combined with another entity (collectively, a "SUCCESSOR Entity"), such Transfer shall constitute a Permitted Indirect Transfer if (and only if) the following conditions are satisfied:


                  (i) such Successor Entity has existing business experience in the ownership and portfolio management of real estate assets;

                  (ii) such Successor Entity has a net Worth at least equal to the net worth of FelCor or FelCor REIT (whichever party is engaged in such transaction) as of the date of such transaction;

                  (iii) such Successor Entity expressly assumes the obligations of FelCor or the FelCor REIT (as the case may be) under the Loan Documents and executes any documents reasonably required by Lender to confirm the same, which documents shall be satisfactory in form and substance to Lender;

                  (iv) such Successor Entity is a United States person;

                  (v) at the time of the Transfer, the aggregate Debt Service Coverage Ratio for the Hotel Properties for the most recent full twelve
         (12) month period is not less than 1.50;

                  (vi) at the time of the Transfer, the Loan to Value Ratio does not exceed sixty percent (60%);

                  (vii) Borrower pays to Lender a non-refundable servicing fee of $25,000 at the time of the request, and an additional fee equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Loan (less the $25,000 servicing fee) at the time of such Transfer;

                  (viii) Borrower delivers to Lender copies of all documents evidencing and governing such Transfer;

                  (ix) the Transfer does not cause a violation of the provisions of the ERISA Certificate and Indemnification Agreement delivered to Lender at Closing, and the Successor Entity executes a new ERISA Certificate and Indemnification Agreement in favor of Lender in accordance with the guidelines with respect thereto then applicable to Lender's mortgage loans; and

                  (x) Borrower or the Successor Entity pays all reasonable fees, costs and expenses incurred by Lender in connection with the proposed Transfer, including (without limitation) all legal fees for Lender's outside counsel, whether or not the Transfer is actually consummated. Notwithstanding the foregoing, however, if the result of such Transfer is that the Loan, together with other loans then held by Lender to the Successor Entity (or its predecessor) and its subsidiaries or affiliates, would exceed the total amount of loans that Lender may have outstanding to any one entity or group of related entities under the lending policies then generally applied by Lender or under lending regulations to which Lender is then subject, Lender shall be entitled to elect, by written notice to Borrower, to accelerate the maturity date of the Loan to a date no earlier than the date of closing of such Transfer or thirty (30) days following the date of such notice (whichever is later), but in such case Borrower shall not be required to pay any Prepayment Premium.

         7.3 PROVISIONS ON SALE OF LESSEE. It shall be a Permitted Indirect Transfer and Lender shall consent to a sale of (a) all of the membership interests in Lessee or (b) all of the assets of the Lessee, if (and only if) the following conditions are satisfied:

                  (i) the proposed purchaser of such membership interests or assets is a reputable, nationally-recognized operator or manager of hotel properties similar to the Property reasonably acceptable to Lender;

                  (ii) such purchaser has a net worth at least equal to Thirty Million Dollars ($30,000,000);

                  (iii) such purchaser expressly assumes (in the case of an asset sale) the obligations of the Lessee under, or must expressly acknowledge (in the case of a sale of membership interests) that the Lessee will be and remain subject to, the terms and provisions of the Primary Lease, the Loan Documents, and the Management Agreements and License Agreements, and such purchaser executes any documents reasonably required by Lender to confirm the same, which documents shall be satisfactory in form and substance to Lender;

                  (iv) the purchaser is a United States person;

                  (v) at the time of the sale, the aggregate Debt Service Coverage Ratio for all of the Hotel Properties for the most recent full twelve (12) month period is not less than 1.50;

                  (vi) Borrower or Lessee pays to Lender a non-refundable servicing fee of $50,000;

                  (vii) Borrower or Lessee delivers to Lender copies of all documents evidencing and governing such sale;

                  (viii) the sale does not cause a violation of the provisions of the ERISA Certificate and Indemnification Agreement delivered to Lender at Closing; and

                  (ix) Borrower, Lessee or the purchaser pays all reasonable fees, costs and expenses incurred by Lender in connection with the proposed sale, including (without limitation) all legal fees for Lender's outside counsel, whether or not the sale is actually consummated. Upon the consummation of a sale permitted under this
         Section 7.3 in accordance with the foregoing requirements, the successor lessee as then owned or constituted shall be referred to herein as a "Successor Lessee".

                                  ARTICLE VIII
                             DEFAULTS AND REMEDIES

         8.1 EVENTS OF DEFAULT. The following shall be an "EVENT OF DEFAULT" (regardless of whether the breach, failure, default, or other event or circumstance specified below was caused or permitted by, or attributable to the actions or failure to act, of Borrower or Lessee):

                  (a) if Borrower fails to make any payment required under the Note, this Instrument, the Other Mortgages or any other Loan Documents when due and such failure continues for five (5) days, provided, however, that if Borrower fails to make any payment required under the Note when due twice within any twelve (12) month period, Borrower shall have no further right to any grace period during that twelve (12) month period;

                  (b) except for defaults listed in the other subsections of this Section 8.1, if Borrower or Lessee fails to perform or comply with any other provision contained in the Loan Documents and the default is not cured within thirty (30) days following written notice to Borrower (the "GRACE PERIOD"); provided, however, that Lender may extend the

         Grace Period up to an additional thirty (30) days (for a total of sixty
         (60) days from the date of default) if (i) Borrower or Lessee, as the case may be, immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Lender a written request for more time and (ii) Lender determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within sixty (60) days after the default, (2) no lien or security interest created by the Loan Documents will be impaired prior to completion of such cure, and (3) Lender's immediate exercise of any remedies provided hereunder or by law is not necessary for the protection or preservation of the Property or Lender's security interest;

                  (c) if any representation made (i) in connection with the Loan or Obligations or (ii) in the Application or Loan Documents shall be false or misleading in any material respect;

                  (d) there is a Transfer or Indirect Transfer (other than a Permitted Indirect Transfer) without Lender's consent;

                  (e) the occurrence of a default or event of default after the expiration of applicable cure periods, if any, under any of the other Loan Documents, including, without limitation, the Other Mortgages;

                  (f) the occurrence of (i) a default resulting in the termination of the Primary Lease, the Management Agreement or the License Agreement after the expiration of applicable cure periods (unless the same shall be replaced in accordance with the provisions of Section 8 of the Loan Agreement within thirty (30) days after the termination of the existing agreement), (ii) the expiration of the Primary Lease, Management Agreement, or License Agreement (unless the same is being replaced as of the expiration date thereof in accordance with Section 8 of the Loan Agreement), or (iii) the occurrence of any other termination of the Primary Lease, Management Agreement or License Agreement without the prior, written consent of Lender;

                  (g) if Borrower or Lessee (excluding a Successor Lessee, but subject to paragraph (f) above) shall (i) become insolvent, (ii) make a transfer in fraud of creditors, (iii) not be able to pay its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due;

                  (h) if Borrower or Lessee shall make an assignment for the benefit of creditors; or if any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding, or any other proceedings for the relief of debtors, is instituted by or against Borrower or Lessee, and, if instituted against Borrower or Lessee, is allowed, consented to, or not dismissed within the earlier to occur of
         (i) ninety (90) days after such institution or (ii) the filing of an order for relief,

                  (i) if any of the events in Sections 8.1(g) or (h) shall occur with respect to (i) the General Partner of Borrower, (ii) FelCor or FelCor REIT, or (iii) any guarantor of payment or performance of any of the Obligations;

                  (j) if the Property shall be taken, attached, or sequestered on execution or other process of law in any action against Borrower;

                  (k) if any default occurs under the Environmental Indemnity and such default is not cured within any applicable grace period in that document;

                  (l) if Borrower or Lessee shall fail at any time to obtain, maintain, renew, or keep in force the insurance policies required by
         Section 5.6 within ten (10) days after written notice;

                  (m) if Borrower shall be in material default under any other mortgage or security agreement covering any part of the Property, whether it be superior or junior in lien to this Instrument, other than any equipment lease(s) permitted under the Loan Documents as to which
         (i) the aggregate liability of Borrower under any and all such equipment leases that may be in default at any one time does not exceed $20,000 and (ii) none of the personal property covered thereby is essential to the proper operation of the Property in accordance with the provisions of the License Agreement, Management Agreement, and Loan Documents;

                  (n) if any claim of priority (except based upon a Permitted Encumbrance) to the Loan Documents by title, lien, or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Borrower or Lessee; or

                  (o) (i) the consummation by Borrower or Lessee of any transaction which would cause (A) the Loan or any exercise of Lender's rights under the Loan Documents to constitute a non-exempt prohibited transaction under ERISA or (B) a violation of a state statute regulating governmental plans; (ii) the failure of any representation in Section 5.11 to be true and correct in all respects; or (iii) the failure of Borrower or Lessee to provide Lender with the written certifications required by Section 5.11.

         8.2 REMEDIES. If an Event of Default occurs, Lender or any person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender's rights under the Loan Documents or Laws including the following actions:

                  (a) accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Sections 8.1
         (g), (h), (i) or (j) which shall automatically make the Obligations immediately due and payable;

                  (b) judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

                  (c) sell for cash or upon credit the Property and all right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale;

                  (d) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Loan Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Loan Documents;

                  (e) seek specific performance of any provisions in the Loan Documents;

                  (f) apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower, Lessee or any other person liable for the payment of the Obligations; and Borrower, Lessee and any other person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

                  (g) with or without entering upon the Property, (i) exclude Borrower, Lessee and any other person from the Property without liability for trespass, damages, or otherwise, (ii) take possession of, and Borrower shall (and Lessee, by its joinder to this Instrument, agrees to) surrender on demand, all books, records, and accounts relating to the Property, (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default, and (F) executing, modifying, enforcing and terminating the Management Agreement, License Agreement, or any other management agreement or license agreement for the operation of the Property, as Lender deems advisable; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender in connection with the foregoing operations and all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender and its attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower, Lessee or Lender with respect to the Property, either in Borrower's or Lessee's name or otherwise;

                  (h) release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

                  (i) apply any Deposits to the following items in any order and in Lender's sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender under the Loan Documents, and/or (D) Impositions;

                  (j) take all actions permitted under the UCC, including (i) the right to take possession of all of the Personal Property and take such actions as Lender deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower and/or Lessee at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower or Lessee at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower or Lessee; or

                  (k) take any action permitted under any Laws or any other Loan Document. If Lender exercises any of its rights under Section 8.2(g), Lender shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender, (ii) for any loss sustained by Borrower or Lessee resulting from any failure to lease the Property, or (iii) any other act or omission of Lender except for losses caused by Lender's willful misconduct or gross negligence. Borrower hereby (and Lessee, by its subordination to this Instrument, thereby) consents to, ratifies, and confirms the exercise by Lender of its rights under this Instrument and appoints Lender as its attorney-in- fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

         8.3 EXPENSES. All Costs, expenses, or other amounts paid or incurred by Lender in the exercise of its rights and remedies under the Loan Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender's rights under the Loan Documents.

         8.4 RIGHTS PERTAINING TO SALES. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender may determine in its sole discretion, apply to any sales of the Property under this
Article VIII, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender may conduct multiple sales of any part of the Property in separate tracts or in its entirety and Borrower hereby (and Lessee, by its subordination to this Instrument, thereby) waives any right to require otherwise; (b) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; and (c) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Loan Documents.

         8.5 APPLICATION OF PROCEEDS. Any proceeds received from any sale or disposition under this Article VIII or otherwise, together with any other sums held by Lender, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action or foreclosure sale, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Loan Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

         8.6 ADDITIONAL PROVISIONS AS TO REMEDIES.

                  (a) The Obligations and Indebtedness under all of the Loan Documents are not intended to be, and shall not be, apportioned among any of the Hotel Properties, or any of the other security of Lender for the Loan, so that each of the Hotel Properties and each and every other lien, assignment, and security interest is intended to secure the entire amount of the Indebtedness. In no event shall any internal apportionment or allocation by Lender of the Indebtedness among the Hotel Properties, whether for purposes of Lender's underwriting, analysis, or administration of the Loan or otherwise, be binding on Lender for any purpose.

                  (b) Upon an Event of Default, Lender shall be entitled to foreclose against any one or more of the Hotel Properties in any order, as Lender shall elect in its sole and absolute discretion, and no election by Lender to foreclose against fewer than all of the Hotel Properties shall constitute or be deemed to be (i) an election of remedies by Lender or (ii) a waiver of Lender's right to foreclose against any of the other Hotel Properties. Without in any manner limiting Lender's remedies, Lender shall be entitled to commence separate actions for foreclosure in any or all of the different jurisdictions in which the Hotel Properties are located, either concurrently or successively as Lender shall elect in its sole and absolute discretion. Borrower hereby waives any and all rights to object to Lender maintaining multiple actions for foreclosure and/or collection of the Indebtedness (or, to the extent any such rights or provisions are not waivable as a matter of law, Borrower stipulates and agrees that such provisions shall not be interpreted to prevent Lender from commencing, maintaining, and pursuing to judgment multiple actions for foreclosure and collection of the Indebtedness in the different jurisdictions in which the Hotel Properties are located, subject to Lender applying the amounts realized in any such foreclosures to the Indebtedness and Obligations as provided in this Instrument and the Other Mortgages).

                  (c) In addition, upon the entry of any judgment of foreclosure against any one or more (but fewer than all) of the Hotel Properties and the completion of the sale of such

         Hotel Properties (including any necessary proceedings subsequent to such sale in order to confirm or approve the same), the Amount Realized Upon Foreclosure (as hereinafter defined) shall be applied to the Indebtedness and Obligations in the manner provided in this Instrument and the Other Mortgages, and the remaining Indebtedness and Obligations which remain unsatisfied after each and any such application of the Amount Realized Upon Foreclosure of such Hotel Properties shall continue to be secured by this Instrument or the Other Mortgages (as the case may be) as to which a foreclosure judgment and sale shall not have been entered and completed as aforesaid, until all of the Indebtedness and Obligations shall be satisfied in full. For purposes of this Instrument and all Other Mortgages, the "AMOUNT REALIZED UPON FORECLOSURE" as used in the preceding sentence with respect to any of the Hotel Properties shall mean the amount of the successful bid in any foreclosure sale with respect to the applicable Hotel Properties, as confirmed in any confirmation of the foreclosure sale in the applicable foreclosure proceedings or, if no confirmation proceedings are available under the laws and procedures applicable to such foreclosure, then as otherwise customarily determined under the applicable laws and procedures (including by way of return of sale or deficiency judgment), without regard to whether the successful bid is made by Lender, any agent or affiliate of Lender, or any other person. Without limiting any other remedies of Lender, Borrower agrees that Lender shall be entitled to obtain a deficiency judgment against Borrower in any foreclosure proceedings for the purpose of obtaining a judicial determination of the Amount Realized Upon Foreclosure in any such foreclosure proceedings.

                  (d) It is further agreed that if default be made in the payment of any part of the Indebtedness secured by this Instrument, as an alternative to the right of foreclosure for the full Indebtedness after acceleration thereof, Lender shall have the right to institute partial foreclosure proceedings with respect to any portion or portions of said Indebtedness so in default (either for recovery of those payments or installments which shall then be due and payable, without acceleration of the Note, or for recovery of such payments and amounts due under the Note as Lender may elect to accelerate, without accelerating the entire Note) against any one or more of the Hotel Properties, as Lender may elect, as if under a full foreclosure, and without declaring the entire Indebtedness due (such proceeding being hereinafter referred to as a "PARTIAL FORECLOSURE"), and provided that if foreclosure judgment is entered with respect to the Property pursuant to a partial foreclosure proceeding because of default of a part of the Indebtedness, such judgment and sale pursuant thereto may be made subject to the continuing lien of each of the Other Mortgages for the unmatured part of the Indebtedness; and it is agreed that such judgment or sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured or unaccelerated part of the Indebtedness, but as to such unmatured or unaccelerated part, this Instrument (to the extent foreclosure and sale shall not have been made against all of the Property encumbered hereby) and each of the Other Mortgages and the liens thereof shall remain in full force and effect just as though no foreclosure judgment or sale had been entered or made under the provisions of this Section. Notwithstanding the filing of any partial foreclosure or entry of a judgment of foreclosure therein, Lender may elect at any time prior to a foreclosure sale pursuant to such judgment, to discontinue such partial foreclosure and to accelerate the Indebtedness by reason of any uncured default or defaults upon which such partial foreclosure was predicated or by reason of any other defaults, and proceed with full foreclosure proceedings. It is further agreed that several foreclosure sales may be made pursuant to partial foreclosure without exhausting the right of full or partial foreclosure sale for any unmatured part of the secured indebtedness, it being the purpose to provide for a partial foreclosure sale of the Indebtedness for any matured or accelerated portion of the Indebtedness without exhausting the power to foreclose and to sell any of the Property or any of the other Hotel Properties pursuant to any such partial foreclosure for any other part of the Indebtedness whether matured at the time or subsequently maturing, and without exhausting any right of acceleration and full foreclosure.

                  (e) No failure, refusal, waiver, or delay by Lender to exercise any rights under the Loan Documents upon any default or Event of Default shall impair Lender's rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender and no levy of an execution upon the Property or any other property of Borrower or Lessee shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower, Lessee and Lender shall be restored to their former positions and rights under the Loan Documents with respect to the Property, subject to the lien and security interest hereof.

         8.7 WAIVER OF RIGHTS AND DEFENSES. To the fullest extent Borrower and Lessee may do so under Laws, (a) neither Borrower nor Lessee will at any time insist on, plead, claim, or take the benefit of (i) any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, or redemption or (ii) any statute of limitations now or hereafter applicable to any of the Obligations to the extent that such statute of limitations would bar the assertion by Lender of any claim prior to the date that is two (2) years after the maturity date of Loan; (b) each of Borrower and Lessee, for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower or Lessee, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created under the Loan Documents; and (c) neither Borrower nor Lessee shall be relieved of its obligation to pay the Obligations as required in the Loan Documents nor shall the lien or priority of the Loan Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Loan Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (i) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (ii) modify (with the agreement of Borrower or other applicable party or parties thereto) any of the provisions of the Loan Documents without impairing or affecting the Loan Documents or the lien, security interest, or the priority of the modified Loan Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

                                   ARTICLE IX
                      SECURITY AGREEMENT AND FIXTURE FILING

         9.1 SECURITY AGREEMENT. This Instrument constitutes both a real property mortgage and a "security agreement" within the meaning of the UCC. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower in the Property. Borrower grants to Lender, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the same may be subject to the UCC. Borrower authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower if permitted by Laws.

         9.2 FIXTURE FILING. This Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the UCC with respect to any and all fixtures included within the term "Property" and any Personal Property that may now be or hereafter become "fixtures" within the meaning of
Section 9-313 of the UCC.

                                   ARTICLE X
                LIMITATION ON PERSONAL LIABILITY AND INDEMNITIES

         10.1 LIMITED RECOURSE LIABILITY.

                  (a) GENERAL LIMITATION ON PERSONAL LIABILITY. Except as provided in this Section 10.1, none of Borrower, the General Partner of Borrower or FelCor (singularly or collectively, the "EXCULPATED Parties") shall have any personal liability for the Loan or any obligations set forth in the Loan Documents. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Loan Documents or realize upon and protect the Property (including, without limitation, naming the Exculpated Parties in the actions);

                  (b) PARTIAL RECOURSE CARVEOUTS. Notwithstanding Section 10.1
         (a), each of the Exculpated Parties shall have joint and several personal liability for:

                           (i) any separate indemnity agreement, guaranty or similar instrument furnished in connection with the Loan (including, without limitation, the Environmental Indemnity and the ERISA Certificate and Indemnification Agreement);

                           (ii) any Assessments (accrued and/or payable) with respect to the Property, whether payable by Borrower or Lessee;

                           (iii) any security deposits of tenants or subtenants (whether held by Borrower or Lessee [other than a Successor Lessee])
         (A) not turned over to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (B) not turned over to a receiver or trustee for any Property after his/her appointment;

                           (iv) any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with the Loan Documents (whether held by Borrower or Lessee [other than a Successor Lessee]);

                           (v) if any of the Exculpated Parties or Lessee (other than a Successor Lessee) executes an amendment or termination of any Lease (other than the Primary Lease) in violation of the provisions of the Loan Documents, the Exculpated Parties shall have personal liability for the greater of:

                                    (1) the present value (calculated at the
         Discount Rate) of the aggregate total dollar amount (if any) by which
         (x) rental income and/or other tenant obligations prior to the amendment of such Lease exceeds (y) rental income and/or other tenant obligations after the amendment of such Lease; or

                                    (2) any termination fee or other
         consideration paid;

                           (vi) intentional waste of all or any portion of the Property;

                           (vii) any Rents received by any of the Exculpated Parties or Lessee (other than a Successor Lessee) after an Event of Default and not otherwise applied by Lessee to the rent payable under the Primary Lease and by the Borrower to the Obligations, or applied to the current (not deferred) operating expenses of the Property; provided, however, that the Exculpated Parties shall have personal liability for amounts paid as expenses to a person or entity related to or affiliated with any of the Exculpated Parties unless the payments are expressly permitted in the Loan Documents; and further provided, that for purposes of this provision, Promus Hotels, Inc. or its subsidiaries, as Manager of the Properties, shall not be deemed affiliated with Borrower;

                           (viii) Borrower's failure to maintain a letter or letters of credit, (if any), required under the Loan Documents or otherwise in connection with the Loan;

                           (ix) any payments required to be made by Lessee to Borrower under the Primary Lease that are withheld, set off, or otherwise not made by Lessee when due, in any case in which Borrower shall have approved or consented to the same;

                           (x) Borrower's or Lessee's failure to cause funds to be paid into the FF&E Account or the failure by either of them to use or apply funds disbursed from the FF&E Account in accordance with the provisions of Section 3 of the Loan Agreement; or

                           (xi) all legal fees (excluding the allocated costs of Lender's staff attorneys) and other expenses incurred by Lender in enforcing the Loan Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender's enforcement actions, other than in the event that Borrower finally prevails in establishing that Borrower was not in default and Lender was not entitled to exercise its remedies under the Loan Documents.

                  (c) FULL RECOURSE CARVEOUTS. Notwithstanding Section 10.1(a), each of the Exculpated Parties shall have joint and several personal liability for all of the Obligations if:

                           (i) there is a Transfer or Indirect Transfer (other
                  than a Permitted Indirect Transfer) without Lender's consent;

                           (ii) there shall be any fraud or material
                  misrepresentation by any of the Exculpated Parties or Lessee in connection with the Property, the Loan Documents, the Application, any due diligence materials delivered to Lender in with respect to the Loan or any other aspect of the Loan;
                  (iii) the Property or any part thereof (including either the interests of Borrower or the interests of Lessee) shall become an asset in:

                                    (A) a voluntary bankruptcy or insolvency
                           proceeding filed by Borrower or Lessee, or

                                    (B) an involuntary bankruptcy or insolvency
                           proceeding filed against Borrower or Lessee which is not dismissed within ninety (90) days of filing;

         provided, however, that this subsection 10.1(c)(iii) shall not apply if
         (x) an involuntary bankruptcy is filed by Lender, (y) any voluntary bankruptcy proceeding is filed by a Successor Lessee, or (z) an involuntary bankruptcy proceeding is filed against a Successor Lessee (other than a proceeding filed by, or with the express consent of, the Borrower); and provided further, that if:

                                    (1) after ninety (90) days following the
                  filing of any involuntary bankruptcy proceeding described in clause (B) above, such proceeding is dismissed with prejudice and without adversely affecting the enforceability or priority of any of the Loan Documents;

                                    (2) such dismissal occurs prior to the
                  occurrence of any of the following: (aa) the entry of any order that adversely affects the enforceability or priority of any of the Loan Documents (other than solely by reason of the automatic stay), (bb) the entry of any order granting any person relief from the automatic stay to foreclose against, enforce any lien or security interest in, levy upon, or repossess any material assets of Borrower or Lessee that constitute a part of, or that relate to, the Property, or to terminate any of the Management Agreements, License Agreements, or Material Leases, (cc) the liquidation of any material assets of Borrower or Lessee (other than a Successor Lessee) that constitute a part of, or that relate to, the Property, (dd) the entry of any order approving the rejection or termination of any Primary Lease, any Management Agreement, any License Agreement, or any Material Lease, or (ee) the entry of any order approving any plan of reorganization for Borrower or Lessee (other than a Successor Lessee); and

                                    (3) throughout the period following the
                  filing of such bankruptcy proceeding, Borrower or one or more of the Exculpated Parties shall have continued to make regular payments of debt service on a timely basis in accordance with the provisions of the Loan Documents; then, the Exculpated Parties shall be personally liable only for the actual damages, losses, costs and expenses (including attorneys' fees) incurred by Lender (expressly including any diminution, loss or damage to the Property) as a result of such bankruptcy filing;

                           (iv) any of the Exculpated Parties or Lessee executes an amendment or termination of the Primary Lease, or any of the Exculpated Parties or Lessee (other than a Successor Lessee) executes or authorizes any amendment of or terminates the Management Agreement or License Agreement, in each case without Lender's prior written consent (in any case in which Lender's consent was required under the Loan Documents) or other than in accordance with the provisions of
         Section 8 of the Loan Agreement; or

                           (v) such liability shall arise by reason of the application of the provisions of Section 8 of the Loan Agreement.

Notwithstanding the foregoing, following the occurrence of an event described in provisions of subsections 10.1(c)(i), 10.1(c)(ii) and 10.1(c)(iv), above, if Borrower (1) establishes that the same was inadvertent, (2) promptly gives Lender written notice of such event, and (3) cures the same to the reasonable satisfaction of Lender within thirty (30) days after any senior officer of Borrower, FelCor, or the FelCor REIT first had actual knowledge thereof (regardless of whether Lender shall have given any notice on account thereof), the Exculpated Parties shall be personally liable only for any actual damages, losses, costs and expenses incurred by Lender (including reasonable attorneys' fees) incurred by Lender as a result of the events described in subsections 10.1(c)(i), 10.1(c)(ii) and 10.1(c)(iv).

         10.2 GENERAL INDEMNITY. Borrower agrees that while Lender has no liability to any person in tort or otherwise as lender and that Lender is not an owner or operator of the Property, Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties (defined below) from any Losses (defined below) imposed on, incurred by, or asserted against the Indemnified Parties, directly or indirectly, arising out of or in connection with the Property, Loan, or Loan Documents, including Losses; provided, however, that the foregoing indemnities shall not apply to any Losses caused by the gross negligence or willful misconduct of the Indemnified Parties. The term "LOSSES" shall mean any claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, expenses, fines, penalties, charges, fees, judgments, awards, and amounts paid in settlement of whatever kind including attorneys' fees (but not in-house staff) and all other costs of defense. The term "INDEMNIFIED PARTIES" shall mean
(a) Lender, (b) any prior owner or holder of the Note, (c) any existing or prior servicer of the Loan, (d) the officers, directors, shareholders, partners, employees and trustees of any of the foregoing, and (e) the heirs, legal representatives, successors and assigns of each of the foregoing.

         10.3 TRANSACTION TAXES INDEMNITY. Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties from all Losses imposed upon, incurred by, or asserted against the Indemnified Parties or the Loan Documents relating to Transaction Taxes.

         10.4 ERISA INDEMNITY. Borrower and the other persons, if any, have executed and delivered the Erisa Certificate and Indemnification Agreement dated the date hereof to Lender (the "ERISA CERTIFICATE AND INDEMNIFICATION AGREEMENT").

         10.5 BROKER INDEMNITY. Borrower represents and warrants that it has not retained or used the services of any broker in connection with the Loan and that no brokerage commissions or fees shall be payable by either party with respect to the Loan. Borrower shall, at its sole expense, protect, defend, release, indemnify and hold harmless the Indemnified Parties against all Losses imposed upon, incurred by, or asserted against the Indemnified Parties from the payment of any brokerage commissions or fees of any kind with respect to the Loan (other than brokers claiming through or retained by Lender), and for any legal fees or expenses incurred by Lender in connection with any claims for such commissions or fees.

         10.6 ENVIRONMENTAL INDEMNITY. Borrower and other persons, if any, have executed and delivered the Environmental Indemnity Agreement dated the date hereof to Lender ("ENVIRONMENTAL INDEMNITY").

         10.7 DUTY TO DEFEND, COSTS AND EXPENSES. Upon request, whether Borrower's obligation to indemnify Lender arises under this Article X or in the Loan Documents, Borrower shall defend the Indemnified Parties (in Borrower's or the Indemnified Parties' names) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, the Indemnified Parties may, in their sole discretion, engage their own attorneys and professionals to defend or assist them and, if there exists an Event of Default, at their option, their attorneys shall control the resolution of any claims or proceedings. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse and/or indemnify the Indemnified Parties for all Costs imposed on, incurred by, or asserted against the Indemnified Parties by reason of any items set forth in this Article X and/or the enforcement or preservation of the Indemnified Parties' rights under the Loan Documents. Any amount payable to the Indemnified Parties under this Section shall (a) be deemed a demand obligation, (b) be part of the Obligations, (c) bear interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, until paid if not paid on demand, and (d) be secured by this Instrument.

         10.8 SURVIVAL. Notwithstanding anything to the contrary in the Loan Documents, the obligations of Borrower under Sections 10.3, 10.4, 10.5, 10.6 and
10.7 shall survive (a) repayment of the Obligations, (b) any termination, satisfaction, assignment or foreclosure of this Instrument, (c) the acceptance by Lender (or any nominee) of a deed in lieu of foreclosure, (d) a plan of reorganization filed under the Bankruptcy Code, or (e) the exercise by the Lender of any rights in the Loan Documents; provided, however, that Lender's recourse for any such surviving obligations shall be limited to Borrower's rights, title, and interests in the Hotel Properties and any and all income and proceeds thereof. Borrower's obligations under this Article X shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation under any applicable insurance policy.

                                   ARTICLE XI
                             ADDITIONAL PROVISIONS

         11.1 USURY SAVINGS CLAUSE. All agreements in the Loan Documents are expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid under the Loan Documents for the use, forbearance, or detention of money exceed the highest lawful rate permitted by Laws. If, at the time of performance, fulfillment of any provision of the Loan Documents shall involve transcending the limit of validity prescribed by Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If Lender shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and (a) shall be canceled automatically or (b) if paid, such excess shall be (1) credited against the principal amount of the Obligations to the extent permitted by Laws or (ii) rebated to Borrower if it cannot be so credited under Laws. Furthermore, all sums paid or agreed to be paid under the Loan Documents for the use, forbearance, or detention of money shall to the extent permitted by Laws be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Obligations for so long as the Obligations is outstanding.

         11.2 NOTICES. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any "NOTICE") required or permitted under the Loan Documents shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:


If to Borrower:   FELCOR/CSS HOLDINGS, L.P.
                  c/o FelCor Lodging Limited Partnership
                  545 E.  John Carpenter Freeway, Suite 1300
                  Irving, Texas  75062-3933
                  Attention:  Andrew Welch

With a copy of notices sent to Borrower to:

                  FelCor/CSS Holdings, L.P.
                  545 E. John Carpenter Freeway, Suite 1300
                  Irving, Texas  75062-3933
                  Attention:  Joel Eastman, Esq.

                  and

                  Jenkens & Gilchrist
                  1445 Ross Avenue
                  Suite 3200
                  Dallas, Texas 75202
                  Attention:  Robert W. Dockery, Esq.

If to Lender:    THE PRUDENTIAL INSURANCE
                  COMPANY OF AMERICA
                 Prudential Capital Group
                 Two Ravinia Drive, Suite 1400
                 Atlanta, Georgia  30346
                 Attention:  Mortgage Loan Customer Service
                             Reference Loan No.  6-103-269

With a copy of notices sent to Lender to:

                 THE PRUDENTIAL INSURANCE
                  COMPANY OF AMERICA
                 Prudential Capital Group
                 Two Ravinia Drive, Suite 1400
                 Atlanta, Georgia  30346
                 Attention:  Regional Counsel
                             Reference Loan No.  6-103-269

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days' prior notice.

         11.3 GOOD FAITH DISCRETION OF LENDER. Except as otherwise expressly stated, whenever Lender's judgment, consent, or approval is required or Lender shall have an option or election under the Loan Documents, such judgment, the decision as to whether or not to consent to or approve the same, or the exercise of such option or election shall be in the good faith discretion of Lender.

         11.4 APPLICABLE LAW AND SUBMISSION TO JURISDICTION. The Loan Documents (subject to any contrary provisions contained therein) shall be governed by and construed in accordance with the laws of the State of Illinois, except to the extent that the law of the State in which the Property is located shall require that the laws and procedures governing the manner of foreclosure of this Instrument and the exercise of remedies under this Instrument be governed by the law of such State, in which event the law of such State shall apply thereto. Without limiting Lender's right to bring any action or proceeding against Borrower, Lessee or the Property relating to the Obligations (an "ACTION") in the courts of other jurisdictions, each of Borrower, Lender, and (by its joinder to this Instrument) Lessee irrevocably (a) submits to the jurisdiction of any state or federal court in the State of Illinois or the Property State, (b) agrees that any Action may be heard and determined in such court, and (c) waives, to the fullest extent permitted by Laws, the defense of an inconvenient forum to the maintenance of any Action in such jurisdiction.

         11.5 CONSTRUCTION OF PROVISIONS. The following rules of construction shall apply for all purposes of this Instrument unless the context otherwise requires: (a) all references to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Instrument and such Exhibits are incorporated into this Instrument as if fully set forth in the body of the Instrument; (b) all Article, Section, and Exhibit captions are used for convenience and reference only and in no way define, limit, or in any way affect this Instrument; (c) words of masculine, feminine, or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa; (d) no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion of this Instrument; (e) all obligations of Borrower hereunder shall be performed and satisfied by or on behalf of Borrower at Borrower's sole expense;
(f) the terms "include," "including," and similar terms shall be construed as if followed by the phrase "without being limited to"; (g) the terms "Property", "Land", "Improvements", and "Personal Property" shall be construed as if followed by the phrase "or any part thereof"; (h) the term "Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part thereof"; (i) the term "person" shall include natural persons, firms, partnerships, corporations, governmental authorities or agencies, and any other public or private legal entities; (j) the term "provisions," when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, and/or conditions"; (k) the term "lease" shall mean "tenancy, subtenancy, lease, sublease, or rental agreement," the term "lessor" shall mean "landlord, sublandlord, lessor, and sublessor," and the term "Tenant" or "lessee" shall mean "tenant, subtenant, lessee, and sublessee"; (1) the term "owned" shall mean "now owned or later acquired"; (m) the terms "any" and "all" shall mean "any or all"; and (n) the term "on demand" or "upon demand" shall mean "within five (5) business days after written notice".

         11.6 TRANSFER OF LOAN. Lender shall have the right, in its sole discretion, at any time and from time to time, to sell, assign, syndicate, participate out, or otherwise transfer and/or dispose of all or any portion of its interest in the Loan, and, in connection therewith, Borrower shall (i) permit any proposed purchaser, assignee, participant or co-lender (collectively, "INVESTOR") access to the Property during reasonable hours and after reasonable advance notice for inspection of same, and (ii) permit Lender to submit to Investors any financial data and other information furnished by Borrower or any other person to Lender in connection with the operation of the Property. As a precondition to the receipt of any non-public or otherwise confidential information about Borrower or the Property, such Investor shall agree to be bound by a confidentiality agreement. Borrower shall, at the request of Lender and in connection with any such sale, assignment or other transfer, cooperate as requested, and shall provide a certificate in accordance with Section 5.16 and such other representations, warranties, agreements and documents as are customary and usual in the marketplace or as may be reasonably required by Lender in any such sale, assignment or other transfer, and shall use diligent efforts to obtain such documents and agreements from tenants and other third parties as may be reasonably requested; provided, that Borrower shall not be required to incur (i) any liability beyond the scope of the Loan Documents, or (ii) any material unreasonable expense (unless the same is reimbursed by Lender). For purposes of the preceding sentence, any expense in excess of $5,000 shall be deemed a "material unreasonable expense."

         11.7 MISCELLANEOUS. If any provision of the Loan Documents shall be held to be invalid, illegal, or unenforceable in any respect, this shall not affect any other provisions of the Loan Documents and such provision shall be limited and construed as if it were not in the Loan Documents. If title to the Property becomes vested in any person other than Borrower or Lessee, Lender may, without notice to Borrower or Lessee, deal with such person regarding the Loan Documents or the Obligations in the same manner as with Borrower or Lessee without in any way vitiating or discharging Borrower's or Lessee's liability under the Loan Documents or being deemed to have consented to the vesting. If both the lessor's and lessee's interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure, by application of the doctrine of merger or as a matter of law, unless Lender takes all actions required by law to terminate the Leases as a result of foreclosure. All of Borrower's and Lessee's covenants and agreements under the Loan Documents shall run with the land and time is of the essence. Borrower appoints Lender as its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, with respect to the execution, acknowledgment, delivery, filing or recording for and in the name of Borrower of any of the documents required in accordance with Sections 5.4, 5.21, and 6.1 which Borrower fails to execute and deliver within ten (10) business days after written request by Lender. The Loan Documents cannot be amended, terminated, or discharged except in a writing signed by the party against whom enforcement is sought. No waiver, release, or other forbearance by Lender will be effective unless it is in a writing signed by Lender and then only to the extent expressly stated. The provisions of the Loan Documents shall be binding upon Borrower and Lessee and their successors and assigns including successors in interest to the Property and inure to the benefit of Lender and its heirs, successors, substitutes, and assigns. Where two or more persons have executed the Loan Documents, the obligations of such persons shall be joint and several, except to the extent the context clearly indicates otherwise. The Loan Documents may be executed in any number of counterparts with the same effect as if all parties had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Loan Document which is not of public record, and, in the case of any mutilation, upon surrender and cancellation of the Loan Document, Borrower will issue, in lieu thereof, a replacement Loan Document, dated the date of the lost, stolen, destroyed or mutilated Loan Document containing the same provisions.

         11.8 ENTIRE AGREEMENT. Except as provided in Section 5.17, (a) the Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the Loan and supersede all prior written or oral understandings and agreements with respect to the Loan including the Application and (b) Borrower is not relying on any representations or warranties of Lender except as expressly set forth in the Loan Documents.

         11.9 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY OF BORROWER, LENDER, OR LESSEE, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF BORROWER, LESSEE, OR LENDER IN CONNECTION THEREWITH.

                                  ARTICLE XII
                              LOCAL LAW PROVISIONS
                         [ADD STATE SPECIFIC PROVISIONS]

         IN WITNESS WHEREOF, the undersigned has executed this Instrument as of the day first set forth above.

                                     BORROWER:

                                     FELCOR/CSS HOLDINGS, L.P.,
                                     a Delaware limited partnership

                                     By:     FelCor/CSS Hotels, L.L.C.,
                                              its General Partner

                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------

STATE OF            )
        ----------
                    )

COUNTY OF           )
          --------


         On _________________ before me, _____________________, personally appeared ___________________ (here insert name and title of the officer), personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


Signature                     (Seal)
          --------------------

                                    EXHIBIT A

                            SCHEDULE OF DEFINED TERMS

         As used in this Instrument, the following terms shall have the meaning specified:

         Certificate of Representations and Warranties: That certain Certificate of Representations and Warranties dated as of the date of this Instrument executed by Borrower in favor of Lender, as the same may be amended, modified, extended, renewed or restated from time to time.

         Debt Service Coverage Ratio: The ratio, as reasonably determined by Lender, calculated by dividing (i) NOI by (ii) the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the Hotel Properties. An example calculation of the Debt Service Coverage Ratio is attached as Schedule A-1 hereto.

         Default Rate:  The meaning specified in the Note.

         Discount Rate:  The meaning specified in the Note.

         Environmental Law: Any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

         Fair Market Value: With respect to any Hotel Property, the amount that a willing buyer under no compulsion to buy would pay, and a willing seller under no compulsion to sell would accept, for the purchase and sale of such Hotel Property, in an arms-length, all-cash sale with customary closing pro-rations and adjustments and based on the current state of title to the Hotel Property, but free and clear of this Instrument and the Other Mortgages, the Primary Lease and the Other Primary Leases, the Management Agreement and the Other Management Agreements and the License Agreement and the Other License Agreements (it being agreed that any termination fee or similar payment required to terminate any of the Management Agreements and/or License Agreements prior to expiration of their respective terms shall be taken into account and shall constitute deductions in determining Fair Market Value).

         FelCor: FelCor Lodging Limited Partnership, a Delaware limited partnership, which, as of the date of this Instrument, is the holder of all of the limited partnership interests in Borrower and all of the membership interests in Borrower's General Partner.

         FelCor REIT: FelCor Lodging Trust Incorporated, a Delaware corporation, which, as of the date of this Instrument, is the sole general partner of FelCor.

         FF&E Account:  The meaning specified in the Loan Agreement.

         Full Insurable Value: The one hundred percent (100%) replacement cost of the Property, without allowance for depreciation and exclusive of the cost of excavations, foundations, and footings, as determined, at Borrower's expense, periodically (but at least once per year) by the insurance company or an appraiser, engineer, architect, or contractor approved by said company and Lender.

         Governmental Authority: Any court, board, agency, commission, office or authority of any nature whatsoever for any governmental and quasi-governmental unit (federal, state, county, district, municipal, city, regional, or otherwise) whether now or hereafter in existence.

         General Partner: FelCor/CSS Hotels, LLC, a Delaware limited liability company.

         Hazardous Materials: Petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls ("PCBS") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling or poses a hazard to the Property, the environment or the health and safety of persons on or about the Property; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "pollutant" within the meaning of any Environmental Law.

         Hotel Properties: Along with the Property, the hotel properties securing the Loan, as the same may be released, replaced or modified pursuant to the terms of the Loan Agreement.

         Indirect Transfer: Any Transfer of, or with respect to, any equity interests in Borrower or Lessee held either directly or indirectly through one or more intermediate entities.

         Indebtedness: The indebtedness evidenced by the Note (including any prepayment Premium due thereunder) and any extensions, modifications or renewals thereof, whether or not evidenced by a new or additional promissory note or notes, and all other amounts due from Borrower to Lender hereunder or under any of the Other Mortgages, or evidenced and/or secured by the Loan Documents, plus interest on all such amounts as provided in the Loan Documents.

         Lessee: DJONT Operations, L.L.C., a Delaware limited liability company.

         License Agreement: The existing license Agreement with the Licensor with respect to the Property as of the date of this Instrument, as the same may be amended from time to time (subject to obtaining Lender's consent to any such amendment), or any extension, renewal, or replacement thereof entered into in accordance with the provisions of Section 8 of the Loan Agreement.

         Licensor: Promus Hotels, Inc., a Delaware corporation, or in the event Borrower shall enter into a replacement License Agreement in accordance with the provisions of Section 8 of the Loan Agreement, the licensor under such replacement license agreement.

         Loan Agreement: That certain Mortgage Loan Agreement dated as of the date of this Instrument entered into by and between Borrower and Lender, as the same may be amended, modified, extended, renewed or restated from time to time.

         Loan Documents: The Note, this Instrument, the Loan Agreement, the Other Mortgages, the Assignment of Leases and Rents, all Assignments of Leases and Rents with respect to the other Hotel Properties, the Environmental Indemnity, the ERISA Certificate and Indemnification Agreement, the Assignment of Agreements with respect to the Property and all Assignments of Agreements with respect to the other Hotel Properties, the Certificate of Representations and Warranties, the Multi-Party Agreement with respect to the Property and all Multi-Party Agreements with respect to the other Hotel Properties, all other documents now or hereafter evidencing, securing or relating to the Loan, the payment or performance of the Obligations, as any of the foregoing may be amended, modified, renewed, supplemented, restated, or extended from time to time.

         Loan to Value Ratio: The ratio, as of the time at which such ratio is to be determined hereunder, of (i) the aggregate principal balance of all encumbrances against the Hotel Properties to (ii) the Fair Market Value of the Hotel Properties. In any case in which the Loan-to-Value Ratio is to be determined, Lender shall promptly make a determination, based on its standard property valuation methods, of the Fair Market Value and shall notify Borrower in writing of Lender's determination. If, within ten (10) business days after Borrower's receipt of Lender's determination, the parties are unable to reach agreement on the Fair Market Value of the applicable Hotel Properties, then such Fair Market Value shall be determined by appraisal as provided in Section 9 of the Loan Agreement.

         Manager: Collectively, Promus Hotels, Inc., a Delaware corporation, or in the event Borrower shall enter into a replacement Management Agreement in accordance with the provisions of Section 8 of the Loan Agreement, the manager under such replacement management agreement.

         Management Agreement: The existing management agreement with respect to the Property with the Manager as of the date of this Instrument, as the same may be amended from time to time (subject to obtaining Lender's consent to any such amendment), or any extension, renewal, or replacement thereof entered into in accordance with the provisions of Section 8 of the Loan Agreement.

         Material Leases: Any Lease for restaurant space.

         NOI: The total, for all Hotel Properties of the aggregate rental payments made under the Primary Lease and the Other Primary Leases for the applicable twelve (12) month period, less all expenses and obligations payable by Borrower under the Primary Lease and the Other Primary

Leases or with respect to Borrower's ownership and operation of the Hotel Properties for that twelve (12) month period, including, without limitation, payments (if any) for ground rent, reserves for replacements of FF&E in the amounts required from time to time pursuant to Section 3 of the Loan Agreement, Assessments and Insurance Premiums, but excluding deductions for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures and other similar non-cash items. For purposes of calculating NOI, (i) rental income shall not be anticipated for any greater time period than that approved by generally accepted accounting principles, and (ii) expense items shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Borrower with detail reasonably satisfactory to Lender.

         Note: That certain Promissory Note of even date with this Instrument made by Borrower to the order of Lender in the aggregate amount of the Loan, as the same may be amended, supplemented, restated, consolidated or otherwise modified from time to time.

         Other License Agreements. Collectively, all of those certain other license agreements with respect to the other Hotel Properties with the Licensor, as the same may be amended from time to time (subject to obtaining Lender's consent to any such amendment), or any extension, renewal or replacement thereof entered into in accordance with the provisions of Section 8 of the Loan Agreement.

         Other Management Agreements. Collectively, all of those certain other management agreements with respect to the other Hotel Properties with the Manager, as the same may be amended from time to time (subject to obtaining Lender's consent to any such amendment), or any extension, renewal or replacement thereof entered into in accordance with the provisions of Section 8 of the Loan Agreement.

         Other Mortgages: Collectively, all of those certain other mortgages or deeds of trust of even date with this Instrument made by Borrower in favor of Lender to secure the Obligations, which encumber the other Hotel Properties, as the same may be amended, supplemented, restated, consolidated or otherwise modified from time to time.

         Other Primary Leases. Collectively, all of those certain other lease agreements between Borrower, as landlord, and Lessee, as tenant, pursuant to which other Hotel Properties are leased to Lessee.

         Permitted Encumbrance: Collectively, (a) the Liens, encumbrances and other matters shown as exceptions in the title insurance policy with respect to the Property approved by Lender, (b) Liens for Assessments from time to time which are not yet delinquent, (c) the Lien of this Instrument and the other Loan Documents, (d) the Primary Lease, the Material Leases, the Management Agreement, the License Agreement and the Non-Material Leases, and (e) such other title exceptions as Lender shall have approved in its sole discretion.

         Permitted Indirect Transfer: The following (and only the following) Indirect Transfers, which shall not require the consent or approval of Lender and shall not constitute a default or Event of Default under the Loan Documents:
(i) any Transfer of any direct or indirect equity interests in either Borrower or FelCor, to any of FelCor, FelCor REIT, or any entity wholly-owned (directly or indirectly) by FelCor or the FelCor REIT; (ii) any Transfer of limited partnership interests in FelCor, expressly including any conversion of such limited partnership interests to stock in the FelCor REIT; provided, that in the event all limited partnership interests in FelCor have been converted to stock of the FelCor REIT and FelCor is dissolved, the FelCor REIT shall succeed to all of the assets, and shall assume all of the obligations and liabilities, of FelCor at the time of such dissolution, including all of the obligations and liabilities of FelCor under the Loan Documents; (iii) any Transfer of stock in the FelCor REIT; provided, that in any case in which a Transfer is in the nature of a merger, tender offer, or similar transaction in which the FelCor REIT or all or substantially all of its assets are merged into, acquired by, or combined with a Successor Entity, the requirements of Section
7.2 of this Instrument must be satisfied; (iv) any sale of all of the membership interests in Lessee, in accordance with the requirements of Section 7.3 of this Instrument, or any Transfer between or among the persons holding the membership interests in Lessee as of the date of the Loan Documents or to or among such persons' immediate family members or family trusts; (v) any Transfer of limited partnership interests in Borrower, provided that FelCor or the FelCor REIT, or any entity wholly-owned (directly or indirectly) by FelCor or the FelCor REIT, shall retain at least 50.1% of all such limited partnership interests; and (vi) any Transfer under any will (or applicable law of descent), or any Transfer into any grantor trust or family trust for estate planning purposes.

         Primary Lease: That certain Lease Agreement dated as of between Borrower, as landlord, and Lessee, as tenant, pursuant to which the Property has been leased to Lessee, as the same may be amended from time to time (subject to obtaining Lender's consent to any such amendment), or any extension, renewal or replacement thereof entered into in accordance with Section 8 of the Loan Agreement.

         Prepayment Premium: The meaning specified in the Note.

         Release of Hazardous Materials: Any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, pumping, pouring, escaping, dumping, disposing or other movement of Hazardous Materials.

         Transfer: With respect to any property or interest, any manner of sale, conveyance, assignment, transfer, divestiture, exchange, conversion, mortgage, pledge, assignment for security, or encumbrance of such property or interest, whether voluntarily or involuntarily, and expressly including any merger, consolidation, or dissolution with respect to any entity holding such property or interest.